PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To the Prospectus dated December 23, 2013)	Registration No. 333-192168

HIGHPOWER INTERNATIONAL, INC.

1,000,000 shares of Common Stock
Warrants to Purchase 500,000 shares of Common Stock

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering 1,000,000 shares of our common stock, par value $0.0001 per share, and warrants to purchase up to 500,000 shares of our common stock. The shares and warrants will be sold in multiples of a fixed combination consisting of (i) one share of common stock and (ii) one immediately exercisable warrant to purchase 0.50 shares of common stock. The warrants will have an initial exercise price of $6.33 per share and will be immediately exercisable until April 17, 2017. The shares of common stock and the warrants will be issued separately but can only be purchased together in this offering. Each fixed combination will be sold to investors at a price of $5.05. This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of the warrants issued in this offering.

Our common stock is currently listed on the NASDAQ Global Market under the symbol “HPJ.” On April 11, 2014, the reported closing price per share of our common stock was $5.75. The warrants will not be listed on any national securities exchange.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock or other securities in reliance on such instruction in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. The aggregate market value of our outstanding voting and nonvoting common equity as calculated pursuant to General Instruction I.B.6 is $17,626,395. For purposes of this calculation we have used the closing price on April 1, 2014, which was $6.86. We have not sold any securities in reliance on General Instruction I.B.6. of Form S-3 during the 12 calendar months prior to and including the date of this prospectus supplement.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described in this prospectus supplement under the caption “Risk Factors” starting on page S-7 as well as the caption “Risk Factors” in the accompanying prospectus starting on page 5, and under the caption “Risk Factors” in our most recently filed Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, which is incorporated herein by reference in its entirety, and the other documents incorporated herein by reference.

 We have retained Ardour Capital Investments, LLC to act as our exclusive placement agent in connection with the securities offered by this prospectus supplement. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the fixed combinations of the shares and warrants we are offering. The placement agent is not required to arrange for the sale of any specific number of securities or dollar amount but will use reasonable best efforts to arrange for the sale of the securities.

	Per Fixed Combination	Maximum Offering Amount
Public offering price	$5.05	$5,050,000
Placement Agent’s fee (1)	$0.30	$303,000
Proceeds to us (before expenses)(2)	$4.75	$4,747,000

(1)	6.0% of the gross proceeds to be paid to the placement agent.

(2)	We have agreed to reimburse the placement agent for certain of its expenses and to issue the placement agent compensation warrants as described under “Plan of Distribution” on page S-11 of this prospectus supplement.

We expect that delivery of the securities being offered under this prospectus supplement will be made to purchasers on or about April 17, 2014.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Ardour Capital Investments, LLC

The date of this prospectus supplement is April 14, 2014

TABLE OF CONTENTS

Prospectus Supplement

About this Prospectus Supplement	S-2
Special Note Regarding Forward-Looking Statements	S-3
Prospectus Supplement Summary	S-5
Risk Factors	S-7
Use of Proceeds	S-8
Dilution	S-8
Capitalization	S-9
Description of Securities	S-9
Plan of Distribution	S-11
Legal Matters	S-13
Where You Can Find More Information	S-13
Information we Incorporate by Reference	S-13

Prospectus

About This Prospectus	1
Cautionary Statement Regarding Forward-Looking Statements	2
About Highpower	4
Risk Factors	5
Use of Proceeds	25
Description of Common Stock	26
Description of Preferred Stock	26
Description of Warrants	27
Description of Debt Securities	29
Description of Units	36
Delaware Anti-Takeover Law and Charter Provisions	36
Plan of Distribution	38
Experts	40
Where You Can Find More Information	40
Incorporation Of Certain Documents By Reference	40

S-1

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on information contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or additional information, you should not rely on it. We are not offering to sell or seeking offers to buy our securities in any jurisdiction where the offer and sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, including the documents incorporated herein and therein by reference, is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. When we deliver this prospectus supplement or the accompanying prospectus or make a sale pursuant to this prospectus supplement, we are not implying that the information is current as of the date of the delivery or sale.

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, on Form S-3 (File No. 333-192168) on November 7, 2013 and which was declared effective by the SEC on December 23, 2013. Under the shelf registration process, we may offer from time to time shares of our common stock, preferred stock and warrants. In the accompanying prospectus, we provide you with a general description of the securities we may offer from time to time under our shelf registration statement. In this prospectus supplement, we provide you with specific information about the securities that we are selling in this offering. This prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein include important information about us, our securities being offered and other information you should know before investing. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under “Where You Can Find More Information” before investing in our securities.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless the context otherwise requires, the terms “we,” “us,” “our” and similar terms used in this prospectus supplement and the accompanying prospectus refer to Highpower International, Inc. and its subsidiaries.

S-2

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains, and may incorporate by reference, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Exchange Act. These forward-looking statements relate to future events or our future performance and include, but are not limited to, statements concerning our business strategy, future commercial revenues, market growth, capital requirements, new product introductions, expansion plans and the adequacy of our funding. Other statements contained in this prospectus supplement or the accompanying prospectus that are not historical facts are also forward-looking statements. We have tried, wherever possible, to identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “anticipate,” “intend” “plan,” “believe,” “seek,” “estimate” and other comparable terminology. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections.

Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	the current economic downturn adversely affecting demand for our products;

•	our reliance on the growth in demand for portable electronic devices;

•	the current safety issues of Lithium-ion batteries;

•	our reliance on our major customers for a large portion of our net sales;

•	our reliance on a limited number of suppliers for nickel, our principal raw material;

•	our ability to develop and market new products;

•	our ability to establish and maintain a strong brand;

•	protection of our intellectual property rights;

•	the market acceptance of our products, including our line of Lithium-ion batteries;

•	the implementation of new projects;

•	our ability to successfully manufacture and deliver our products in the time frame and amounts expected;

•	exposure to product liability, safety, and defect claims;

•	exposure to currency exchange risks during our product export;

•	rising labor costs, volatile metal prices, and inflation;

•	changes in the laws of the PRC that affect our operations;

•	our ability to obtain and maintain all necessary government certifications and/or licenses to conduct our business;

•	development of an active trading market for our securities;

•	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations; and

S-3

•	other factors, including those described in this prospectus under the heading “Risk Factors,” as well as factors set forth in other filings we make with the Securities and Exchange Commission

We claim the protection of the safe harbor contained in the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference herein or therein, or those that we may make orally or in writing from time to time, are based upon management’s beliefs and assumptions and are made based on information available to us as of the time made and the actual outcome will be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control or ability to predict. Although we believe that our assumptions are reasonable, they are not guarantees of future performance and some will inevitably prove to be incorrect. As a result, our actual future results can be expected to differ from our expectations, and those differences may be material. Accordingly, investors should use caution in relying on past forward-looking statements, which are based on known results and trends at the time they are made, to anticipate future results or trends.

We undertake no obligation to publicly update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus or to update the reasons why actual results could differ from those contained in such statements, whether as a result of new information, future events or otherwise, except to the extent required by federal securities laws. Forward-looking statements may be contained in this prospectus supplement or the accompanying prospectus (and the documents incorporated by reference herein and therein) under “Risk Factors,” or may be contained in our Annual Report on Form 10-K or in our Quarterly Reports on Form 10-Q under headings such as “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” or in our Current Reports on Form 8-K, among other places. Any investor in us should consider all risks and uncertainties disclosed in our filings with the SEC described below under the heading “Where You Can Find More Information,” all of which are accessible on the SEC’s website at www.sec.gov.

S-4

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information about us and this offering. This information is not complete and does not contain all the information you should consider before investing in our securities. You should carefully read this entire prospectus supplement and the entire accompanying prospectus, including the “Risk Factors” section beginning on page S-7 of this prospectus supplement and the financial statements and the related notes and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

Our Business

We manufacture Nickel Metal Hydride (“Ni-MH”) batteries for both consumer and industrial applications. We have developed significant expertise in Ni-MH battery technology and large-scale manufacturing that enable us to improve the quality of our battery products, reduce costs, and keep pace with evolving industry standards. In 2008, we commenced manufacturing two lines of Lithium-ion (“Li-ion”) and Lithium polymer (“Li-polymer”) rechargeable batteries for higher-tech, high-performance applications, such as laptops, digital cameras and wireless communication products.

We have a large-scale active production base of 51,932 square meters (not including our new 126,605 square meter facility in Huizhou to which machinery is currently being deployed), a dedicated design, sales and marketing team, and approximately 3,200 company-trained employees. We use automated machinery to process key aspects of the manufacturing process to ensure high uniformity and precision, while leaving the non-key aspects of the manufacturing process to manual labor. We intend to further improve our automated production lines and strive to continue investing in manufacturing infrastructures to further increase our manufacturing capacity, which help us control the unit cost of products.

We have a broad sales network of sales and marketing staff in China and have one branch office in Hong Kong. Our sales staff in each of our offices targets key customers by arranging in-person sales presentations and providing after-sales services. Our sales staff works closely with our customers so that we can better address their needs and improve the quality and features of our products.

In 2010, we began a new materials business in which we buy and resell certain raw materials related to our battery manufacturing operations. This new materials business generates revenue and income and helps us understand our raw material supply chain and processing, control our raw material costs and ensure that we have a steady supply of raw materials for battery manufacturing operations to reduce our reliance on external suppliers. In 2012, we initiated the construction of our materials recycling plant in Ganzhou, Jiangxi Province, PRC. Consequently, we reduced our materials trading activities so that we can dedicate more resources to the battery recycling operations.

Office Location

Our principal executive offices are located at Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China. Our telephone number is (86) 755-89686292. Our website is located at www.highpowertech.com. Information contained on, or that can be accessed through, our website is not part of this prospectus supplement.

S-5

The Offering

Common Stock offered by us	1,000,000 shares of common stock.

Up to 500,000 shares of common stock issuable upon exercise of the warrants.

Warrants	Each purchaser will receive one immediately exercisable warrant to purchase 0.50 shares of common stock. The warrants will have an initial exercise price of $6.33 per share. The warrants will be exercisable until April 17, 2017.

Price per fixed combination	$5.05

Common stock to be outstanding immediately after this offering	14,978,106 shares

Use of proceeds	We intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Market for our common stock	Our common stock is quoted and traded on the NASDAQ Global Market under the symbol “HPJ.”

No Market for Warrants	There is no established public trading market for our warrants, and we do not intend to apply to list the warrants on any securities exchange or automated quotation system

The number of shares of common stock outstanding immediately after the closing of this offering is based on 13,978,106 shares of common stock outstanding as of December 31, 2013, and, as of that date, excluded:

•          1,105,000 shares of our common stock issuable upon exercise of stock options under our 2008 Omnibus Incentive Plan at a weighted average exercise price of $2.87 per share; and

•          632,000 shares of our common stock reserved for future issuance under our 2008 Omnibus Incentive Plan.

Subsequent to December 31, 2013, we issued warrants exercisable for an aggregate of 200,000 shares of our common stock at a weighted average exercise price of $3.00 per share.

Unless otherwise specifically stated, information throughout this prospectus supplement assumes that none of our outstanding options or warrants to purchase shares of our common stock are exercised.

S-6

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as those risks described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” each contained in our most recent Annual Report on Form 10-K for the year ended December 31, 2013, which has been filed with the SEC and is incorporated herein by reference in its entirety, as well as other information in this prospectus supplement and the accompanying prospectus or in any other documents incorporated herein or therein by reference. Each of the risks described in these sections and documents could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. This prospectus supplement and the accompanying prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned above.

We have outstanding warrants and options, and future sales of the shares obtained upon exercise of these options or warrants could adversely affect the market price of our common stock.

As of December 31, 2013, we had outstanding options exercisable for an aggregate of 1,105,000 shares of common stock at a weighted average exercise price of $2.87 per share. In January 2014, we issued warrants to purchase up to 200,000 shares of our common stock at a weighted average exercise price of $3.00 per share. We have registered the issuance of all the shares issuable upon exercise of the options, and they will be freely tradable by the exercising party upon issuance. The holders may sell these shares in the public markets from time to time, without limitations on the timing, amount or method of sale. As our stock price rises, the holders may exercise their warrants and options and sell a large number of shares. This could cause the market price of our common stock to decline.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We have not designated the amount of net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the application of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

You will experience immediate dilution in the book value per share of common stock as a result of this offering.

Investors in this offering will experience immediate dilution in their net tangible book value per share to the extent of the difference between the public offering price per share of common stock and the “adjusted” net tangible book value per share after giving effect to the offering. Our net tangible book value as of December 31, 2013 was approximately $28.8 million, or $2.06 per share of our common stock based on 13,978,106 shares outstanding. After giving effect to the issuance and sale of all 1,000,000 of the offered shares of our common stock and the warrants to purchase up to an additional 500,000 shares of common stock at the public offering price per fixed combination of securities of $5.05, and after deducting the placement agent fees and estimated offering expenses payable by us, and excluding the issuance of shares and proceeds, if any, from the exercise of the warrants issued in this offering and the placement agent warrants, our net tangible book value as of December 31, 2013, would have been approximately $33.4 million, or $2.23  per share of our common stock. This amount represents an increase in net tangible book value of $0.17 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.82  per share to investors in this offering. See the section entitled “Dilution” below.

There is no public market for the warrants to purchase common stock in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing the warrants on any securities exchange or for quotation on the NASDAQ Global Market. Without an active market, the liquidity of the warrants will be limited.

S-7

Additional Risks Related to our Business, Industry and an Investment in our Common Stock

For a discussion of additional risks associated with our business, our industry and an investment in our common stock, see the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, as filed with the SEC on March 31, 2014, as well as the disclosures contained in documents filed by us thereafter pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or Exchange Act, which are incorporated by reference into, and deemed to be a part of, this prospectus supplement and the accompanying prospectus.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, excluding proceeds, if any, from the exercise of the warrants issued in this offering, will be approximately $4.6 million, after deducting fees due the placement agent and our estimated offering expenses, as described in the section captioned “Plan of Distribution” on page S-11. We currently intend to use the net proceeds from the sale of our securities under this prospectus supplement for general corporate purposes, including research and development, sales and marketing, general and administrative, manufacturing, and capital expenditures. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds temporarily until we use them for their stated purpose.

DILUTION

If you invest in the securities being offered in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per fixed combination of securities and the “adjusted” net tangible book value per share after giving effect to the offering. Our net tangible book value per share represents our total tangible assets less total liabilities divided by the number of shares of our common stock outstanding. We determine dilution by subtracting the adjusted net tangible book value per share after this offering from the public offering price per fixed combination of securities being offered. Our net tangible book value as of December 31, 2013 was approximately $28.8 million, or $2.06 per share of our common stock based on 13,978,106 shares outstanding. After giving effect to the issuance and sale of all 1,000,000 of the offered shares of our common stock and the warrants to purchase up to an additional 500,000 shares of common stock at the public offering price per fixed combination of securities of $5.05, and after deducting the placement agent fees and estimated offering expenses payable by us, and excluding the issuance of shares and proceeds, if any, from the exercise of the warrants issued in this offering and the placement agent warrants, our net tangible book value as of December 31, 2013, would have been approximately $33.4 million, or $2.23  per share of our common stock. This amount represents an increase in net tangible book value of $0.17 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.82  per share to investors in this offering. The following table illustrates the dilution in net tangible book value per share to new investors:

Public offering price per fixed combination of securities		$5.05
Net tangible book value per share as of December 31, 2013	$2.06
Increase per share attributable to this offering	$0.17
Adjusted net tangible book value per share after giving effect to this offering		$2.23
Dilution in net tangible book value per share to new investors		$2.82

The information above excludes the following shares, as of December 31, 2013:

•          1,105,000 shares of our common stock issuable upon exercise of stock options under our 2008 Omnibus Incentive Plan at a weighted average exercise price of $2.87 per share; and

•          632,000 shares of our common stock reserved for future issuance under our 2008 Omnibus Incentive Plan.

Subsequent to December 31, 2013, we issued warrants exercisable for an aggregate of 200,000 shares of our common stock at a weighted average exercise price of $3.00 per share.

S-8

Unless otherwise specifically stated, information throughout this prospectus supplement assumes that none of our outstanding options or warrants to purchase shares of our common stock are exercised.

CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of December 31, 2013:

•	on an actual basis;

•	on an as adjusted basis to reflect the sale of 1,000,000 shares of our common stock offered in this offering, after deducting the applicable placement agent fees and our estimated expenses in connection with this offering.

This table should be read in conjunction with our financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our annual report on Form 10-K for the year ended December 31, 2013 filed by us with the SEC, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Actual	As Adjusted

Cash and cash equivalents	$28,586,121	$33,208,121
Stockholders’ equity:
Preferred stock, par value: $0.0001, authorized: 10,000,000 shares, issued and outstanding actual and as adjusted: none	—	—
Common stock, par value: $0.0001, authorized: 100,000,000 shares, 13,978,106 shares issued and outstanding at December 31, 2013 and 14,978,106 shares issued and outstanding as adjusted	1,398	1,498
Additional paid-in capital(1)	6,011,305	10,633,205
Statutory and other reserves	3,142,411	3,142,411
Retained earnings	18,390,875	18,390,875
Accumulated other comprehensive income	5,848,859	5,848,859
Total stockholders’ equity	33,394,848	38,016,848
Total capitalization	$33,394,848	$38,016,848

(1)	Excludes proceeds, if any, from the exercise of warrants issued in this offering and the placement agent warrants.

DESCRIPTION OF SECURITIES

Common Stock

A description of the common stock we are offering pursuant to this prospectus supplement is set forth under the heading “Description of Common Stock” starting on page 26 of the accompanying prospectus. As of March 30, 2014, we had 13,978,106 shares of common stock outstanding.

S-9

Warrants

The warrants offered in this offering will be issued pursuant to a securities purchase agreement between each of the purchasers and us. You should review the forms of securities purchase agreement and warrants, which will be filed as exhibits to a Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the warrants. The following is a brief summary of the warrants and is subject in all respects to the provisions contained in such warrants. There is no warrant agent for this offering.

Exercisability; Beneficial Ownership Limitation. The warrants are exercisable at any time on or after the original date of issuance and expire on April 17, 2017. The warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). The number of warrant shares that may be acquired by any holder upon any exercise of the warrant will be limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act does not exceed either 4.99% or 9.99%, depending on the holder’s initial election, of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise). We refer to this as the beneficial ownership limitation. The holder may elect to increase or decrease this beneficial ownership limitation to any other percentage, but not in excess of 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), provided that any such increase or decrease will not be effective until 61 days after such written notice is delivered.

Cashless Exercise. If, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance to the holder of the shares of common stock underlying the warrant, the holder may exercise, in whole or in part, the warrant on a cashless basis. When exercised on a cashless basis, a portion of the warrant is cancelled in payment of the purchase price payable in respect of the number of shares of our common stock purchasable upon such exercise.

Exercise Price. The warrants will provide for an exercise price of $6.33 per share. The exercise price of the warrants, and in some cases the number of shares issuable upon exercise of the warrants, will be subject to appropriate adjustment in relation to certain events, such as stock dividends or other distributions on shares of common stock or any other equity or equity equivalent securities payable in shares of common stock, stock splits, stock combinations, reclassifications or similar events affecting our common stock, and also, subject to limitations, upon any distribution of assets, including cash, stock or other property to our stockholders. In addition, if we issue shares in the future at a price below $6.33 per share, the exercise price of the warrants will be reduced to such lower price. No adjustment will be made to the number of shares purchasable in such event.

Transferability. Subject to applicable law, the warrants may be transferred at the option of the holder upon surrender of the warrants with the appropriate instruments of transfer.

Purchase Rights, Fundamental Transactions and Change of Control. If we sell or grant any common stock equivalents or rights to purchase stock, warrants or securities or other property to our stockholders on a pro rata basis, we will provide the holders of the warrant with the right to acquire, upon the same terms, the securities subject to such purchase rights as though the warrants had been exercised immediately prior to the declaration of such rights; provided that to the extent that the holder’s right to participate in such purchase rights would result in the holder exceeding the beneficial ownership limitation described above, then the holder will not be entitled to participate in the purchase right to such extent and such purchase right, to such extent, will be held in abeyance for the holder until its right to such purchase right would not result in the holder exceeding the beneficial ownership limitations.

If we consummate a merger or consolidation with or into another person or other reorganization event in which our common stock is converted or exchanged for securities, cash or property, or we sell, lease, license or otherwise dispose of all or substantially all of our assets, or we or another person acquire 50% or more of our outstanding common stock, each, a “Fundamental Transaction,” then following such event, the holders of the warrants would be entitled to receive, upon exercise of the warrants, the same kind and amount of securities, cash or property that the holders would have received had they exercised the warrants immediately prior to such Fundamental Transaction. Any successor to us or surviving entity must assume the obligations under the warrants.

S-10

Exchange Listing. We do not intend to list the warrants on any securities exchange or automated quotation system. Our common stock is listed on The Nasdaq Global Market.

Rights as Stockholder. The holders of the warrants will not have any rights or privileges as stockholders with respect to the shares underlying the warrants until they exercise their warrants.

Fractional Shares. No fractional share of common stock will be issued in connection with the exercise of a warrant. In lieu of fractional share, we, at our election, will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Waivers and Amendments. The provisions of each warrant may be amended or modified, or the provisions thereof waived, only with the written consent of us and the warrant holder.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated as of April 13, 2014, between us and Ardour Capital Investments, LLC, who we refer to herein as the Placement Agent, we have engaged the Placement Agent as our exclusive placement agent to solicit offers to purchase the securities offered by this prospectus supplement. The Placement Agent is not purchasing any securities for its own account in this offering, and is not required to arrange the purchase or sale of any additional specific number or dollar amount of the securities.

The Placement Agent has agreed to use its reasonable best efforts to arrange for the sale of all of the securities in this offering. There is no requirement that any minimum number of securities or dollar amount of securities be sold in this offering and there can be no assurance that we will sell all or any of the securities being offered. We will enter into a securities purchase agreement, or purchase agreement, directly with the investors who purchase securities in this offering, and we will only sell to investors who have entered into the purchase agreement. Our obligation to issue and sell securities to the investors is subject to the conditions set forth in the purchase agreement, which may be waived by us in our discretion. An investor’s obligation to purchase our securities is subject to conditions set forth in the purchase agreement as well, which also may be waived. The placement agency agreement provides that the obligations of the Placement Agent are subject to certain conditions precedent, including, among other things, the receipt of certain opinions, letters and certificates from us or our counsel.

We currently anticipate that the closing of this offering will take place on or about April 17, 2014. On the closing date, the following will occur:

•	we will receive funds in the amount of the aggregate purchase price;

•	The Placement Agent will receive the placement agent fees in accordance with the terms of the placement agency agreement; and

•	we will deliver the securities to the investors.

Commissions and Expenses

We have agreed to pay the Placement Agent an aggregate fee equal to 6.0% of the gross proceeds from the sale of the securities in this offering and warrants to purchase 40,000 shares of our common stock. The warrants issued to the Placement Agent have the same terms as the warrants issued to the purchasers in this offering, except for the price-based anti-dilution provision and that, pursuant to Financial Institutions Regulatory Authority (FINRA) Rule 5110(g)(1), neither the warrants issued to the Placement Agent nor any securities issued upon exercise of such warrants may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus is a part, except the transfer of any security:

•	by operation of law or by reason of our reorganization;

•	to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period;

•	if the aggregate amount of our securities held by the Placement Agent or related person do not exceed 1% of the securities being offered;

•	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

We have also agreed to reimburse the Placement Agent for non-accountable expenses equal to $15,000.

The following table shows the per share and total placement agent fees we will pay in connection with the sale of the shares, assuming the purchase of all of the shares we are offering:

Placement agent fees per fixed combination of securities	$0.30

Maximum offering total	$303,000

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Under no circumstances will the fee, commission or discount received by the placement agent or any other member of the FINRA or independent broker-dealer exceed eight percent (8%) of the gross proceeds to us in this offering or any other offering in the United States pursuant to this prospectus supplement and the accompanying prospectus.

We estimate the total expenses of this offering which will be payable by us, excluding the placement agent fees, will be approximately $125,000. After deducting the fees due to the placement agent and our estimated offering expenses, we expect the net proceeds from this offering, excluding proceeds, if any, from the exercise of the warrants issued in this offering, to be approximately $4.6 million.

We have agreed to indemnify the placement agent and purchasers against liabilities under the Securities Act and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

The foregoing is a brief summary of the material provisions of the placement agency agreement with the Placement Agent and the purchase agreement to be entered into with investors and does not purport to be a complete statement of their terms and conditions. These documents have been or will be included as an exhibit to our Current Report on Form 8-K filed with the SEC in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where You Can Find More Information.”

Other than the electronic formats of this prospectus supplement and the accompanying prospectus made available by the Placement Agent, the information contained on, or accessible through, either the Placement Agent’s website or any other website maintained by it is not part of the prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved or endorsed by us and should not be relied upon by investors.

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of securities by the placement agents acting as principals. Under these rules and regulations, the placement agents:

•	must not engage in any stabilization activity in connection with our securities; and

•	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “HPJ.” There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any national securities exchange.

Transfer Agent

The transfer agent for our common stock is Corporate Stock Transfer.

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Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent, or by its affiliates. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agent’s websites and any information contained in any other websites maintained by the placement agent is not part of this prospectus supplement or the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement and securities purchase agreements. A copy of the placement agency agreement and the form of securities purchase agreement with the investors are included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find More Information” on page S-iii.

LEGAL MATTERS

Certain legal matters relating to the validity of our securities offered by this prospectus supplement will be passed upon for us by Manatt, Phelps & Phillips, LLP, Los Angeles, California. Ellenoff Grossman & Schole, LLP, New York, New York, is counsel for Ardour Capital Investments, LLC in connection with this offering.

WHERE YOU CAN FIND MORE INFORMATION

 We have filed with the SEC a registration statement on Form S-3, as amended, to register the securities offered by this prospectus supplement. However, this prospectus supplement does not contain all of the information contained in the registration statement and the exhibits and schedules to the registration statement. We encourage you to carefully read the registration statement and the exhibits and schedules to the registration statement. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov and on the investor relations page of our website at www.suptech.com. Except for those SEC filings incorporated by reference in this prospectus supplement, none of the other information on our website is part of this prospectus supplement. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INFORMATION WE INCORPORATE BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus shall be deemed to be modified or superseded to the extent that a statement contained in or omitted from this prospectus supplement or the accompanying prospectus, or in any other subsequently filed document that also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement:

•	our annual report on Form 10-K for the year ended December 31, 2013; and

S-13

•	the description of our Common Stock contained in the our Registration Statement on Form 8-A (File No. 001-34098), including any amendment or report filed for the purpose of updating such description.

We will not, however, incorporate by reference in this prospectus supplement or the accompanying prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

We will provide without charge to each person to whom this prospectus is delivered, upon oral or written request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Written or telephone requests should be directed to: Highpower International, Inc., Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China; Tel: (86) 755-89686292. Our website address is www.highpowertech.com.

S-14

PROSPECTUS

$50,000,000

Highpower International, Inc.

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

We may offer to the public from time to time in one or more series or issuances at prices and on terms that we will determine at the time of each offering, shares of our common stock, shares of our preferred stock, warrants to purchase shares of our common stock, preferred stock and/or debt securities, debt securities consisting of debentures, notes or other evidences of indebtedness, units consisting of a combination of the foregoing securities, or any combination of these securities. The aggregate initial offering price of all securities sold by us pursuant to this prospectus will not exceed $50,000,000.

This prospectus describes the general manner in which our securities may be offered using this prospectus. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus and the applicable prospectus supplement before you purchase any of the securities offered hereby. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

We may offer the securities directly or through agents or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the securities their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. The securities may be offered and sold through public or private transactions at market prices prevailing at the time of sale, at a fixed price or fixed prices, at negotiated prices, at various prices determined at the time of sale or at prices related to prevailing market prices. We can sell the securities through agents, underwriters or dealers only with delivery of a prospectus supplement describing the method and terms of the offering of such securities. In addition, shares of our common stock may be offered from time to time through ordinary brokerage transactions on the NASDAQ Global Market. See “Plan of Distribution.”

Our common stock is currently traded on the NASDAQ Global Market under the symbol “HPJ.” On December 6, 2013, the last reported sales price for our common stock was $2.64 per share. The aggregate market value of our outstanding common stock held by non-affiliates was $24.4 million based on 13,978,106 shares of outstanding common stock as of December 6, 2013, of which approximately 7,708,366 shares were held by non-affiliates, and using the closing price per share of our common stock on the NASDAQ Global Market on October 29, 2013 of $3.17.

Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this registration statement with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. In the event that subsequent to the effective date of this registration statement, the aggregate market value of our outstanding common stock held by non-affiliates equals or exceeds $75,000,000, then the one-third limitation on sales shall not apply to additional sales made pursuant to this registration statement. We have not sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to, and including, the date of this registration statement.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, in addition to any Risk Factors contained in the applicable prospectus supplement and in our reports filed with the Securities and Exchange Commission to read about risk factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated December 23, 2013

____________________________

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus or any prospectus supplement. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus or any prospectus supplement, you should not rely on it. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any prospectus supplement. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any of the securities, or any combination of the securities, described in this prospectus, in each case in one of more offerings up to a total dollar amount of proceeds of $50,000,000. This prospectus describes the general manner in which our securities may be offered by this prospectus. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before buying any securities in any offering hereunder.

The terms “Highpower,” “Company,” “we,” “our” or “us” in this prospectus refer to Highpower International, Inc. and its subsidiaries, unless the context suggests otherwise. Additionally, unless we indicate otherwise, references in this prospectus to:

•	“China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan and the special administrative regions of Hong Kong and Macau;

•	“RMB” and “Renminbi” are to the legal currency of China; and

•	“$,” “US$” and “U.S. dollars” are to the legal currency of the United States.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus and the documents and information incorporated by reference in this prospectus include some statements that are not purely historical and that are “forward-looking statements” involving substantial risks and uncertainties. Such forward-looking statements include, but are not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following:

•	the current economic downturn adversely affecting demand for our products;

•	our reliance on the growth in demand for portable electronic devices;

•	the current safety issues of Lithium-ion batteries;

•	our reliance on our major customers for a large portion of our net sales;

•	our reliance on a limited number of suppliers for nickel, our principal raw material;

•	our ability to develop and market new products;

•	our ability to establish and maintain a strong brand;

•	protection of our intellectual property rights;

•	the market acceptance of our products, including our line of Lithium-ion batteries;

•	the implementation of new projects;

•	our ability to successfully manufacture and deliver our products in the time frame and amounts expected;

•	exposure to product liability, safety, and defect claims;

•	exposure to currency exchange risks during our product export;

•	rising labor costs, volatile metal prices, and inflation;

•	changes in the laws of the PRC that affect our operations;

•	our ability to obtain and maintain all necessary government certifications and/or licenses to conduct our business;

•	development of an active trading market for our securities;

•	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations; and

•	other factors, including those described in this prospectus under the heading “Risk Factors,” as well as factors set forth in other filings we make with the Securities and Exchange Commission.

2

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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ABOUT HIGHPOWER

Our Business

We manufacture Nickel Metal Hydride (“Ni-MH”) batteries for both consumer and industrial applications. We have developed significant expertise in Ni-MH battery technology and large-scale manufacturing that enable us to improve the quality of our battery products, reduce costs, and keep pace with evolving industry standards. In 2008, we commenced manufacturing two lines of Lithium-ion (“Li-ion”) and Lithium polymer (“Li-polymer”) rechargeable batteries for higher-tech, high-performance applications, such as laptops, digital cameras and wireless communication products.

We have a large-scale active production base of 51,932 square meters (not including our new 126,605 square meter facility in Huizhou to which machinery is currently being deployed), a dedicated design, sales and marketing team, and approximately 3,200 company-trained employees. We use automated machinery to process key aspects of the manufacturing process to ensure high uniformity and precision, while leaving the non-key aspects of the manufacturing process to manual labor. We intend to further improve our automated production lines and strive to continue investing in manufacturing infrastructures to further increase our manufacturing capacity, which help us control the unit cost of products.

We have a broad sales network of sales and marketing staff in China and have one branch office in Hong Kong. Our sales staff in each of our offices targets key customers by arranging in-person sales presentations and providing after-sales services. Our sales staff works closely with our customers so that we can better address their needs and improve the quality and features of our products.

In 2010, we began a new materials business in which we buy and resell certain raw materials related to our battery manufacturing operations. This new materials business generates revenue and income and helps us understand our raw material supply chain and processing, control our raw material costs and ensure that we have a steady supply of raw materials for battery manufacturing operations to reduce our reliance on external suppliers. In 2012, we initiated the construction of our materials recycling plant in Ganzhou, Jiangxi Province, PRC. Consequently, we reduced our materials trading activities so that we can dedicate more resources to the battery recycling operations.

Our Corporate Structure and History

Our company, Highpower International, Inc., operates through our wholly-owned subsidiary, Hong Kong Highpower Technology Company Limited (“HKHTC”), HKHTC’s wholly-owned subsidiaries Shenzhen Highpower Technology Company Limited (“SZ Highpower”), Icon Energy System Company Limited (“ICON”) and Huizhou Energy Technology (Huizhou) Co. (“HZ Highpower”), which has not yet commenced operations; SZ Highpower’s wholly-owned subsidiary, Huizhou Highpower Technology Company Limited (“HZ HTC”) and its 60%-owned subsidiary Ganzhou Highpower Technology Company Limited (“GZ Highpower”); and SZ Highpower’s and HKHTC’s jointly owned subsidiary, Springpower Technology (Shenzhen) Company Limited (“SZ Springpower”).

Highpower International, Inc. was incorporated in the state of Delaware on January 3, 2006. HKHTC was incorporated in Hong Kong on July 4, 2003 and organized principally to engage in the manufacturing and trading of nickel metal hydride rechargeable batteries. All other subsidiaries were incorporated in the PRC.

Office Location

Our principal executive offices are located at Building A1, Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China. Our telephone number is (86) 755-89686292. Our website is located at www.highpowertech.com. Information contained on, or that can be accessed through, our website is not part of this prospectus.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the following information about these risks, together with the other information contained in this prospectus and in the documents incorporated by reference into this prospectus, including the specific risk factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, other information contained in the prospectus supplement or appearing in, or incorporated by reference in this prospectus. If any of the events anticipated by the risks described below occur, our business, cash flow, results of operations and financial condition could be adversely affected which could result in a decline in the market price of our securities, causing you to lose all or part of your investment.

RISKS RELATED TO OUR OPERATIONS

Our business depends in large part on the growth in demand for portable electronic devices.

Many of our battery products are used to power various portable electronic devices. Therefore, the demand for our batteries is substantially tied to the market demand for portable electronic devices. A growth in the demand for portable electronic devices will be essential to the expansion of our business. Our results of operations may be adversely affected by decreases in the general level of economic activity. Decreases in consumer spending that may result from the current global economic downturn may weaken demand for items that use our battery products. A decrease in the demand for portable electronic devices would likely have a material adverse effect on our results of operations. We are unable to predict the duration and severity of the current disruption in financial markets and the global adverse economic conditions and the effect such events might have on our business.

Our success depends on the success of manufacturers of the end applications that use our battery products.

Because our products are designed to be used in other products, our success depends on whether end application manufacturers will incorporate our batteries in their products. Although we strive to produce high quality battery products, there is no guarantee that end application manufacturers will accept our products. Our failure to gain acceptance of our products from these manufacturers could result in a material adverse effect on our results of operations.

Additionally, even if a manufacturer decides to use our batteries, the manufacturer may not be able to market and sell its products successfully. The manufacturer’s inability to market and sell its products successfully could materially and adversely affect our business and prospects because this manufacturer may not order new products from us. Therefore, our business, financial condition, results of operations and future success would be materially and adversely affected.

We are and will continue to be subject to declining average selling prices of consumer electronic devices, which may harm our results of operations.

Portable consumer electronic devices, such as cellular phones, DVD players, laptop computers and tablets are subject to rapid declines in average selling prices due to rapidly evolving technologies, industry standards and consumer preferences. Therefore, electronic device manufacturers expect suppliers, such as our company, to cut their costs and lower the price of their products to lessen the negative impact on the electronic device manufacturer’s own profit margins. As a result, we have previously reduced the price of some of our battery products and expect to continue to face market-driven downward pricing pressures in the future. Our results of operations will suffer if we are unable to offset any declines in the average selling prices of our products by developing new or enhanced products with higher selling prices or gross profit margins, increasing our sales volumes or reducing our production costs.

Our success is highly dependent on continually developing new and advanced products, technologies, and processes and failure to do so may cause us to lose our competitiveness in the battery industry and may cause our profits to decline.

To remain competitive in the battery industry, it is important to continually develop new and advanced products, technologies, and processes. There is no assurance that competitors’ new products, technologies, and processes will not render our existing products obsolete or non-competitive. Alternately, changes in legislative, regulatory or industry requirements or in competitive technologies may render certain of our products obsolete or less attractive. Our competitiveness in the battery market therefore relies upon our ability to enhance our current products, introduce new products, and develop and implement new technologies and processes. We predominately manufacture and market Ni-MH batteries, and to a lesser extent, Li-ion and Li-polymer batteries. If our competitors develop alternative products with more enhanced features than our products, our financial condition and results of operations would be materially and adversely affected.

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The research and development of new products and technologies is costly and time consuming, and there are no assurances that our research and development of new products will either be successful or completed within anticipated timeframes, if at all. Our failure to technologically evolve and/or develop new or enhanced products may cause us to lose competitiveness in the battery market and may cause our profits to decline. In addition, in order to compete effectively in the battery industry, we must be able to launch new products to meet our customers’ demands in a timely manner. However, we cannot provide assurance that we will be able to install and certify any equipment needed to produce new products in a timely manner, or that the transitioning of our manufacturing facility and resources to full production under any new product programs will not impact production rates or other operational efficiency measures at our manufacturing facility. In addition, new product introductions and applications are risky, and may suffer from a lack of market acceptance, delay in related product development and failure of new products to operate properly. Any failure by us successfully to launch new products, or a failure by our customers to accept such products, could adversely affect our operating results.

We have historically depended on a limited number of customers for a significant portion of our revenues and this dependence is likely to continue.

We have historically depended on a limited number of customers for a significant portion of our net sales. Our top five customers accounted for approximately 27.0%, 31.7% and 37.9% of our net sales for the nine months ended September 30, 2013 and the years ended December 31, 2012 and 2011, respectively. One customer, Energizer Battery Manufacturing, Inc., accounted for 11.3%, 14.8% and 19.7% of our net sales for the nine months ended September 30, 2013 and the years ended December 31, 2012 and 2011, respectively. We anticipate that a limited number of customers will continue to contribute to a significant portion of our net sales in the future. Maintaining the relationships with these significant customers is vital to the expansion and success of our business, as the loss of a major customer could expose us to risk of substantial losses. Our sales and revenue could decline and our results of operations could be materially adversely affected if one or more of these significant customers stops or reduces its purchasing of our products, or if we fail to expand our customer base for our products.

Significant order cancellations, reductions or delays by our customers could materially adversely affect our business.

Our sales are typically made pursuant to individual purchase orders, and we generally do not have long-term supply arrangements with our customers, but instead work with our customers to develop nonbinding forecasts of future requirements. Based on these forecasts, we make commitments regarding the level of business that we will seek and accept, the timing of production schedules and the levels and utilization of personnel and other resources. A variety of conditions, both specific to each customer and generally affecting each customer’s industry, may cause customers to cancel, reduce or delay orders that were either previously made or anticipated. Generally, customers may cancel, reduce or delay purchase orders and commitments without penalty, except for payment for services rendered or products competed and, in certain circumstances, payment for materials purchased and charges associated with such cancellation, reduction or delay. Significant or numerous order cancellations, reductions or delays by our customers could have a material adverse effect on our business, financial condition or results of operations.

Substantial defaults by our customers on accounts receivable or the loss of significant customers could have a material adverse effect on our business.

A substantial portion of our working capital consists of accounts receivable from customers. One customer represented an aggregate of 9.8% and 16% of our accounts receivable as of September 30, 2013 and December 31, 2012, respectively. If customers responsible for a significant amount of accounts receivable were to become insolvent or otherwise unable to pay for products and services, or to make payments in a timely manner, our business, results of operations or financial condition could be materially adversely affected. An economic or industry downturn could materially adversely affect the servicing of these accounts receivable, which could result in longer payment cycles, increased collection costs and defaults in excess of management’s expectations. A significant deterioration in our ability to collect on accounts receivable could also impact the cost or availability of financing available to us.

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A change in our product mix may cause our results of operations to differ substantially from the anticipated results in any particular period.

Our overall profitability may not meet expectations if our products, customers or geographic mix are substantially different than anticipated. Our profit margins vary among our battery and new materials products, our customers and the geographic markets in which we sell our products. Consequently, if our mix of any of these is substantially different from what is anticipated in any particular period, our profitability could be lower than anticipated.

Certain disruptions in supply of and changes in the competitive environment for raw materials integral to our products may adversely affect our profitability.

We use a broad range of materials and supplies, including metals, chemicals and other electronic components in our products. A significant disruption in the supply of these materials could decrease production and shipping levels, materially increase our operating costs and materially adversely affect our profit margins. Shortages of materials or interruptions in transportation systems, labor strikes, work stoppages, war, acts of terrorism or other interruptions to or difficulties in the employment of labor or transportation in the markets in which we purchase materials, components and supplies for the production of our products, in each case may adversely affect our ability to maintain production of our products and sustain profitability. If we were to experience a significant or prolonged shortage of critical components from any of our suppliers and could not procure the components from other sources, we would be unable to meet our production schedules for some of our key products and to ship such products to our customers in timely fashion, which would adversely affect our sales, margins and customer relations.

Our industry is subject to supply shortages and any delay or inability to obtain product components may have a material adverse effect on our business.

Our industry is subject to supply shortages, which could limit the amount of supply available of certain required battery components. Any delay or inability to obtain supplies may have a material adverse effect on our business. During prior periods, there have been shortages of components in the battery industry and the availability of raw materials has been limited by some of our suppliers. We cannot assure investors that any future shortages or allocations would not have such an effect on our business. A future shortage can be caused by and result from many situations and circumstances that are out of our control, and such shortage could limit the amount of supply available of certain required materials and increase prices affecting our profitability.

Our future operating results may be affected by fluctuations in costs of raw materials, such as nickel.

Our principal raw material is nickel, which is available from a limited number of suppliers in China. The price of nickel was volatile during 2011 and 2012 and could be volatile again. The price of nickel decreased 29% from January 2011 to December 2011 and decreased 12% from January 2012 to December 2012 and decreased 23% from January 2013 to September 2013. The prices of nickel and other raw materials used to make our batteries increase and decrease due to factors beyond our control, including general economic conditions, domestic and worldwide demand, labor costs or problems, competition, import duties, tariffs, energy costs, currency exchange rates and those other factors described under “Certain disruptions in supply of and changes in the competitive environment for raw materials integral to our products may adversely affect our profitability.” In an environment of increasing prices for nickel and other raw materials, competitive conditions may impact how much of the price increases we can pass on to our customers and to the extent we are unable to pass on future price increases in our raw materials to our customers, our financial results could be adversely affected.

Our operations would be materially adversely affected if third-party carriers were unable to transport our products on a timely basis.

All of our products are shipped through third party carriers. If a strike or other event prevented or disrupted these carriers from transporting our products, other carriers may be unavailable or may not have the capacity to deliver our products to our customers. If adequate third party sources to ship our products are unavailable at any time, our business would be materially adversely affected.

We may not be able to increase our manufacturing output in order to maintain our competitiveness in the battery industry.

7

We believe that our ability to provide cost-effective products represents a significant competitive advantage over our competitors. In order to continue providing such cost-effective products, we must maximize the efficiency of our production processes and increase our manufacturing output to a level that will enable us to reduce the unit production cost of our products. Our ability to increase our manufacturing output is subject to certain significant limitations, including:

•	Our ability raise capital to acquire additional raw materials and expand our manufacturing facilities;

•	Delays and cost overruns, due to increases in raw material prices and problems with equipment vendors;

•	Delays or denial of required approvals and certifications by relevant government authorities;

•	Diversion of significant management attention and other resources; and

•	Failure to execute our expansion plan effectively.

If we are not able to increase our manufacturing output and reduce our unit production costs, we may be unable to maintain our competitive position in the battery industry. Moreover, even if expand our manufacturing output, we may not be able to generate sufficient customer demand for our products to support our increased production output.

The market for our products and services is very competitive and, if we cannot effectively compete, our business will be harmed.

The market for our products and services is very competitive and subject to rapid technological change. Many of our competitors are larger and have significantly greater assets, name recognition and financial, personnel and other resources than we have. As a result, our competitors may be in a stronger position to respond quickly to potential acquisitions and other market opportunities, new or emerging technologies and changes in customer requirements. We cannot assure that we will be able to maintain or increase our market share against the emergence of these or other sources of competition. Failure to maintain and enhance our competitive position could materially adversely affect our business and prospects.

Our business may be adversely affected by the global economic downturn, in addition to the continuing uncertainties in the financial markets.

The global economy is currently in a pronounced economic downturn. Global financial markets are continuing to experience disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates, and uncertainty about economic stability. Given these uncertainties, there is no assurance that there will not be further deterioration in the global economy, the global financial markets and consumer confidence. If economic conditions deteriorate further, our business and results of operations could be materially and adversely affected.

Additionally, sales of consumer items such as portable electronic devices, have slowed and there have been adverse changes in employment levels, job growth, consumer confidence and interest rates. Our future results of operations may experience substantial fluctuations from period to period as a consequence of these factors, and such conditions and other factors affecting consumer spending may affect the timing of orders. Thus, any economic downturns generally would have a material adverse effect on our business, cash flows, financial condition and results of operations.

Additionally, the inability of our customers and suppliers to access capital efficiently, or at all, may have other adverse effects on our financial condition. For example, financial difficulties experienced by our customers or suppliers could result in product delays; increase accounts receivable defaults; and increase our inventory exposure. The inability of our customers to borrow money to fund purchases of our products reduces the demand for our products and services and may adversely affect our results from operations and cash flow. These risks may increase if our customers and suppliers do not adequately manage their business or do not properly disclose their financial condition to us.

Although we believe we have adequate liquidity and capital resources to fund our operations internally, in light of current market conditions, our inability to access the capital markets on favorable terms, or at all, may adversely affect our financial performance. The inability to obtain adequate financing from debt or capital sources could force us to self-fund strategic initiatives or even forego certain opportunities, which in turn could potentially harm our performance.

8

Maintaining and expanding our manufacturing operations requires significant capital expenditures, and our inability or failure to maintain and expand our operations would have a material adverse impact on our market share and ability to generate revenue.

We had capital expenditures of approximately $12.0 million, $13.0 million and $7.7 million in the nine months ended September 30, 2013 and the years ended December 31, 2012 and 2011, respectively. We may incur significant additional capital expenditures as a result of our expansion of our operations into our new production factory, as well as unanticipated events, regulatory changes and other events that impact our business. If we are unable or fail to adequately maintain our manufacturing capacity or quality control processes or adequately expand our production capabilities, we could lose customers and there could be a material adverse impact on our market share and our ability to generate revenue.

Warranty claims, product liability claims and product recalls could harm our business, results of operations and financial condition.

Our business inherently exposes us to potential warranty and product liability claims, in the event that our products fail to perform as expected or such failure of our products results, or is alleged to result, in bodily injury or property damage (or both). Such claims may arise despite our quality controls, proper testing and instruction for use of our products, either due to a defect during manufacturing or due to the individual’s improper use of the product. In addition, if any of our designed products are or are alleged to be defective, then we may be required to participate in a recall of them.

Existing PRC laws and regulations do not require us to maintain third party liability insurance to cover product liability claims. Although we have obtained products liability insurance, if a warranty or product liability claim is brought against us, regardless of merit or eventual outcome, or a recall of one of our products is required, such claim or recall may result in damage to our reputation, breach of contracts with our customers, decreased demand for our products, costly litigation, additional product recalls, loss of revenue, and the inability to commercialize some products. Additionally, our insurance policy imposes a ceiling for maximum coverage and high deductibles and we may be unable to obtain sufficient amounts from our policy to cover a product liability claim. We may not be able to obtain any insurance coverage for certain types of product liability claims, as our policy excludes coverage of certain types of claims. In such cases, we may still incur substantial costs related to a product liability claim, which could adversely affect our results of operations.

Manufacturing or use of our battery products may cause accidents, which could result in significant production interruption, delay or claims for substantial damages.

Our batteries, especially lithium batteries, can pose certain safety risks, including the risk of fire. While we implement stringent safety procedures at all stages of battery production that minimize such risks, accidents may still occur. Any accident, regardless of where it occurs, may result in significant production interruption, delays or claims for substantial damages caused by personal injuries or property damages.

Our labor costs have increased and are likely to continue to increase as a result of changes in Chinese labor laws.

We expect to experience an increase in our cost of labor due to recent changes in Chinese labor laws which are likely to increase costs further and impose restrictions on our relationship with our employees. In June 2007, the National People’s Congress of the PRC enacted new labor law legislation called the Labor Contract Law and more strictly enforced existing labor laws. The law, which became effective on January 1, 2008, amended and formalized workers’ rights concerning overtime hours, pensions, layoffs, employment contracts and the role of trade unions. As a result of the law, we have had to increase the salaries of our employees, provide additional benefits to our employees, and revise certain other of our labor practices. The increase in labor costs has increased our operating costs, which we have not always been able to pass on to our customers. In addition, under the law, employees who either have worked for us for 10 years or more or who have had two consecutive fixed-term contracts must be given an “open-ended employment contract” that, in effect, constitutes a lifetime, permanent contract, which is terminable only in the event the employee materially breaches our rules and regulations or is in serious dereliction of his or her duties. Such non-cancelable employment contracts have substantially increased our employment-related risks and limit our ability to downsize our workforce in the event of an economic downturn. No assurance can be given that we will not in the future be subject to labor strikes or that we will not have to make other payments to resolve future labor issues caused by the new laws. Furthermore, there can be no assurance that labor laws in the PRC will not change further or that their interpretation and implementation will vary, which may have a negative effect upon our business and results of operations.

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We cannot guarantee the protection of our intellectual property rights and if infringement of our intellectual property rights occurs, including counterfeiting of our products, our reputation and business may be adversely affected.

To protect the reputation of our products, we have sought to file or register intellectual property, as appropriate, in the PRC where we have our primary business presence. As of December 31, 2012, we have registered two trademarks as used on our battery products, one in English and the other in its Chinese equivalent. Our products are currently sold under these trademarks in the PRC, and we plan to expand our products to other international markets. There is no assurance that there will not be any infringement of our brand name or other registered trademarks or counterfeiting of our products in the future, in China or elsewhere. Should any such infringement and/or counterfeiting occur, our reputation and business may be adversely affected. We may also incur significant expenses and substantial amounts of time and effort to enforce our trademark rights in the future. Such diversion of our resources may adversely affect our existing business and future expansion plans.

As of September 30, 2013, we held 102 Chinese patents and had 55 Chinese patent applications pending. Additionally, we have licensed patented technology from Ovonic Battery Company, Inc. related to the manufacture of Ni-MH batteries. We believe that obtaining patents and enforcing other proprietary protections for our technologies and products have been and will continue to be very important in enabling us to compete effectively. However, there can be no assurance that our pending patent applications will issue, or that we will be able to obtain any new patents, in China or elsewhere, or that our or our licensors’ patents and proprietary rights will not be challenged or circumvented, or that these patents will provide us with any meaningful competitive advantages. Furthermore, there can be no assurance that others will not independently develop similar products or will not design around any patents that have been or may be issued to us or our licensors. Failure to obtain patents in certain foreign countries may materially adversely affect our ability to compete effectively in those international markets. If a sufficiently broad patent were to be issued from a competing application in China or elsewhere, it could have a material adverse effect upon our intellectual property position in that particular market.

In addition, our rights to use the licensed proprietary technologies of our licensors depends on the timely and complete payment for such rights pursuant to license agreements between the parties; failure to adhere to the terms of these agreements could result in the loss of such rights and could materially and adversely affect our business.

If our products are alleged to or found to conflict with patents that have been or may be granted to competitors or others, our reputation and business may be adversely affected.

Rapid technological developments in the battery industry and the competitive nature of the battery products market make the patent position of battery manufacturers subject to numerous uncertainties related to complex legal and factual issues. Consequently, although we either own or hold licenses to certain patents in the PRC, and are currently processing several additional patent applications in the PRC, it is possible that no patents will issue from any pending applications or that claims allowed in any existing or future patents issued or licensed to us will be challenged, invalidated, or circumvented, or that any rights granted thereunder will not provide us adequate protection. As a result, we may be required to participate in interference or infringement proceedings to determine the priority of certain inventions or may be required to commence litigation to protect our rights, which could result in substantial costs. Further, other parties could bring legal actions against us claiming damages and seeking to enjoin manufacturing and marketing of our products for allegedly conflicting with patents held by them. Any such litigation could result in substantial cost to us and diversion of effort by our management and technical personnel. If any such actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to manufacture or market the affected products. There can be no assurance that we would prevail in any such action or that any license required under any such patent would be made available on acceptable terms, if at all. Failure to obtain needed patents, licenses or proprietary information held by others may have a material adverse effect on our business. In addition, if we were to become involved in such litigation, it could consume a substantial portion of our time and resources. Also, with respect to licensed technology, there can be no assurance that the licensor of the technology will have the resources, financial or otherwise, or desire to defend against any challenges to the rights of such licensor to its patents.

10

We rely on trade secret protections through confidentiality agreements with our employees, customers and other parties; the breach of such agreements could adversely affect our business and results of operations.

We rely on trade secrets, which we seek to protect, in part, through confidentiality and non-disclosure agreements with our employees, customers and other parties. There can be no assurance that these agreements will not be breached, that we would have adequate remedies for any such breach or that our trade secrets will not otherwise become known to or independently developed by competitors. To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to our proposed projects, disputes may arise as to the proprietary rights to such information that may not be resolved in our favor. We may be involved from time to time in litigation to determine the enforceability, scope and validity of our proprietary rights. Any such litigation could result in substantial cost and diversion of effort by our management and technical personnel.

The failure to manage growth effectively could have an adverse effect on our employee efficiency, product quality, working capital levels, and results of operations.

Any significant growth in the market for our products or our entry into new markets may require and expansion of our employee base for managerial, operational, financial, and other purposes. As of September 30, 2013, we had approximately 3,600 full-time employees. During any growth, we may face problems related to our operational and financial systems and controls, including quality control and delivery and service capacities. We would also need to continue to expand, train and manage our employee base. Continued future growth will impose significant added responsibilities upon the members of management to identify, recruit, maintain, integrate, and motivate new employees.

Aside from increased difficulties in the management of human resources, we may also encounter working capital issues, as we will need increased liquidity to finance the purchase of raw materials and supplies, development of new products, and the hiring of additional employees. For effective growth management, we will be required to continue improving our operations, management, and financial systems and control. Our failure to manage growth effectively may lead to operational and financial inefficiencies that will have a negative effect on our profitability. We cannot assure investors that we will be able to timely and effectively meet that demand and maintain the quality standards required by our existing and potential customers.

We are dependent on certain key personnel and loss of these key personnel could have a material adverse effect on our business, financial condition and results of operations.

Our success is, to a certain extent, attributable to the management, sales and marketing, and operational and technical expertise of certain key personnel. Each of the named executive officers performs key functions in the operation of our business. The loss of a significant number of these employees could have a material adverse effect upon our business, financial condition, and results of operations.

We are dependent on a technically trained workforce and an inability to retain or effectively recruit such employees could have a material adverse effect on our business, financial condition and results of operations.

We must attract, recruit and retain a sizeable workforce of technically competent employees to develop and manufacture our products and provide service support. Our ability to implement effectively our business strategy will depend upon, among other factors, the successful recruitment and retention of additional highly skilled and experienced engineering and other technical and marketing personnel. There is significant competition for technologically qualified personnel in our business and we may not be successful in recruiting or retaining sufficient qualified personnel consistent with our operational needs.

Our planned expansion into new and existing international markets poses additional risks and could fail, which could cost us valuable resources and affect our results of operations.

We are expanding sales of our products into new and existing international markets including developing and developed countries, such as Japan, Russia, India, Turkey and Brazil. These markets are untested for our products and we face risks in expanding the business overseas, which include differences in regulatory product testing requirements, intellectual property protection (including patents and trademarks), taxation policy, legal systems and rules, marketing costs, fluctuations in currency exchange rates and changes in political and economic conditions.

11

Our expansion into the Lithium battery business is subject to substantial risks, which could result in a material adverse effect on our results of operations.

In September 2008, we completed the construction and build-out of two production lines for the development and manufacturing of a range of lithium rechargeable batteries and products. Prior to September 2008, we had very limited experience in the development and production of lithium batteries. While we are expanding our production capabilities of lithium batteries, we may be unable to manufacture lithium battery products in the time frame and amounts expected or may be unable to increase our sales of lithium products. The Li-ion battery market is competitive and risky and we are unsure whether our lithium products will continue to gain market acceptance. We are competing against numerous competitors with greater financial resources than us, and due to the difficulties of entry into these markets, we may be unsuccessful and not be able to compete effectively in the lithium battery industry.

Adverse capital and credit market conditions may significantly affect our ability to meet liquidity needs, access to capital and cost of capital.

The capital and credit markets have been experiencing extreme volatility and disruption, including, among other things, extreme volatility in securities prices, severely diminished liquidity and credit availability, ratings downgrades of certain investments and declining valuations of others. Governments have taken unprecedented actions intended to address extreme market conditions that have included severely restricted credit and declines in real estate values. In some cases, the markets have exerted downward pressure on availability of liquidity and credit capacity for certain issuers. While currently these conditions have not impaired our ability to utilize our current credit facilities and finance our operations, there can be no assurance that there will not be a further deterioration in financial markets and confidence in major economies such that our ability to access credit markets and finance our operations, including the financing of the construction of our new recycling facility in Ganzhou and of the machinery for our new lithium battery production facility in Huizhou, might be impaired. Without sufficient liquidity, we may be forced to curtail our operations and our planned expansion of our new lithium battery line and construction of our new materials recycling facility. Adverse market conditions may limit our ability to replace, in a timely manner, maturing liabilities and access the capital necessary to operate and grow our business. As such, we may be forced to delay raising capital or bear an unattractive cost of capital which could decrease our profitability and significantly reduce our financial flexibility. The current tightening of credit in financial markets could adversely affect the ability of our customers to obtain financing for purchases of our products and could result in a decrease in or cancellation of orders for our products. Our results of operations, financial condition, cash flows and capital position could be materially adversely affected by disruptions in the financial markets.

Our quarterly results may fluctuate because of many factors and, as a result, investors should not rely on quarterly operating results as indicative of future results.

Fluctuations in operating results or the failure of operating results to meet the expectations of public market analysts and investors may negatively impact the value of our securities. Quarterly operating results may fluctuate in the future due to a variety of factors that could affect revenues or expenses in any particular quarter. Fluctuations in quarterly operating results could cause the value of our securities to decline. Investors should not rely on quarter-to-quarter comparisons of results of operations as an indication of future performance. As a result of the factors listed below, it is possible that in the future periods results of operations may be below the expectations of public market analysts and investors. This could cause the market price of our securities to decline. Factors that may affect our quarterly results include:

•	Vulnerability of our business to a general economic downturn in China;

•	Fluctuation and unpredictability of costs related to the raw materials used to manufacture our products;

•	Seasonality of our business;

•	Changes in the laws of the PRC that affect our operations;

•	Competition from our competitors; and

•	Our ability to obtain necessary government certifications and/or licenses to conduct our business.

12

Our stock price may be negatively affected if we become subject to the recent scrutiny, criticism and negative publicity involving U.S. listed Chinese companies.

Recently, U.S. public companies that have substantially all of their operations in China, particularly companies like us which have completed share exchanges or reverse merger transactions, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S.-listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions, and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from growing our company. If such allegations are not proven to be groundless, our company and business operations will be severely negatively affected and your investment in our stock could be rendered worthless.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC Accordingly, our public disclosure should be reviewed in light of the fact that no governmental agency that is located in the PRC where substantially all of our operations are located has conducted any due diligence on our operations or reviewed or cleared any of our disclosures.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act’). Unlike public reporting companies whose operations are located primarily in the United States, however, substantially all of our operations are located in China. Because substantially all of our operations and business take place in China, it may be more difficult for the staff of the SEC to overcome the geographic and cultural obstacles that are present when reviewing our disclosures. These same obstacles are not present for similar companies whose operations or business take place entirely or primarily in the United States. Furthermore, our SEC reports and other disclosures and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review of China Securities Regulatory Commission, a PRC regulator that is tasked with oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any due diligence on our company and with the understanding that none of our SEC reports, other filings or any of our other public pronouncements has been reviewed or otherwise been scrutinized by any local regulator.

RISKS RELATED TO DOING BUSINESS IN CHINA

Substantially all of our assets are located in the PRC and substantially all of our revenues are derived from our operations in China, and changes in the political and economic policies of the PRC.government could have a significant impact upon the business we may be able to conduct in the PRC and accordingly on the results of our operations and financial condition.

Our business operations may be adversely affected by the current and future political environment in the PRC. The Chinese government exerts substantial influence and control over the manner in which we must conduct our business activities. Our ability to operate in China may be adversely affected by changes in Chinese laws and regulations, including those relating to taxation, import and export tariffs, raw materials, environmental regulations, land use rights, property and other matters. Under the current government leadership, the government of the PRC has been pursuing economic reform policies that encourage private economic activities and greater economic decentralization. There is no assurance, however, that the government of the PRC will continue to pursue these policies, or that it will not significantly alter these policies from time to time without advance notice.

Our operations are subject to PRC laws and regulations that are sometimes vague and uncertain. Any changes in such PRC laws and regulations, or the interpretations thereof, may have a material and adverse effect on our business.

The PRC’s legal system is a civil law system based on written statutes. Unlike the common law system prevalent in the United States, decided legal cases have little value as precedent in China. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including but not limited to, governmental approvals required for conducting business and investments, laws and regulations governing the battery industry, national security-related laws and regulations and export/import laws and regulations, as well as commercial, antitrust, patent, product liability, environmental laws and regulations, consumer protection, and financial and business taxation laws and regulations.

13

The Chinese government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, because these laws and regulations are relatively new, and because of the limited volume of published cases and judicial interpretation and their lack of force as precedents, interpretation and enforcement of these laws and regulations involve significant uncertainties. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

Our principal operating subsidiaries, SZ Highpower and SZ Springpower are considered foreign invested enterprises under PRC laws, and as a result are required to comply with PRC laws and regulations, including laws and regulations specifically governing the activities and conduct of foreign invested enterprises. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our businesses. If the relevant authorities find us in violation of PRC laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:

•	Levying fines;

•	Revoking our business license, other licenses or authorities;

•	Requiring that we restructure our ownership or operations; and

•	Requiring that we discontinue any portion or all of our business.

The scope of our business license in China is limited, and we may not expand or continue our business without government approval and renewal, respectively.

Our principal operating subsidiaries, SZ Highpower and ICON, are wholly foreign-owned enterprises, commonly known as WFOEs. A WFOE can only conduct business within its approved business scope, which appears on the business license since its inception. Our license permits us to design, manufacture, sell and market battery products throughout the PRC. Any amendment to the scope of our business requires further application and government approval. Prior to expanding our business and engaging in activities that are not covered by our current business licenses, we are required to apply and receive approval from the relevant PRC government authorities. In order for us to expand business beyond the scope of our license, we will be required to enter into a negotiation with the authorities for the approval to expand the scope of our business. PRC authorities, which have discretion over business licenses, may reject our request to expand the scope of our business licenses to include our planned areas of expansion. We will be prohibited from engaging in any activities that the PRC authorities do not approve in our expanded business licenses. Companies that operate outside the scope of their licenses can be subjected to fines, disgorgement of income and ordered to cease operations. Our business and results of operations may be materially and adversely affected if we are unable to obtain the necessary government approval for expanded business licenses that cover any areas in which we wish to expand.

We are subject to a variety of environmental laws and regulations related to our manufacturing operations. Our failure to comply with environmental laws and regulations may have a material adverse effect on our business and results of operations.

We are subject to various environmental laws and regulations in China that require us to obtain environmental permits for our battery manufacturing operations. Our current environmental permit from the Shenzhen Environment Protection Bureau Longgang Sub-bureau (the “Bureau”) covering our manufacturing operations expires on December 30, 2013. Historically, under a previous permit which expired in September 2007, we substantially exceeded the approved annual output limit of Ni-MH rechargeable batteries set forth in the permit. Although we do not currently exceed the approved annual output limits under the new permit, we cannot guarantee that this will continue to be the case. Additionally, our current permit does not cover one of our existing premises at our manufacturing facility. If we fail to comply with the provisions of our permit, we could be subject to fines, criminal charges or other sanctions by regulators, including the suspension or termination of our manufacturing operations.

14

To the extent we ship our products outside of the PRC, or to the extent our products are used in products sold outside of the PRC, they may be affected by the following: The transportation of non-rechargeable and rechargeable lithium batteries is regulated by the International Civil Aviation Organization (ICAO), and corresponding International Air Transport Association (IATA), Pipeline & Hazardous Materials Safety Administration (PHMSA), Dangerous Goods Regulations and the International Maritime Dangerous Goods Code (IMDG), and in the P.R.C. by General Administration of Civil Aviation of China and Maritime Safety Administration of People’s Republic of China. These regulations are based on the United Nations (UN) Recommendations on the Transport of Dangerous Goods Model Regulations and the UN Manual of Tests and Criteria. We currently ship our products pursuant to ICAO, IATA and PHMSA hazardous goods regulations. New regulations that pertain to all lithium battery manufacturers went into effect in 2003 and 2004, and additional regulations went into effect on October 1, 2009. The regulations require companies to meet certain testing, packaging, labeling and shipping specifications for safety reasons. We comply with all current PRC and international regulations for the shipment of our products, and will comply with any new regulations that are imposed. We have established our own testing facilities to ensure that we comply with these regulations. If we were unable to comply with the new regulations, however, or if regulations are introduced that limit our ability to transport products to customers in a cost-effective manner, this could have a material adverse effect on our business, financial condition and results of operations.

We cannot assure that at all times we will be in compliance with environmental laws and regulations or our environmental permits or that we will not be required to expend significant funds to comply with, or discharge liabilities arising under, environmental laws, regulations and permits. Additionally, these regulations may change in a manner that could have a material adverse effect on our business, results of operations and financial condition. We have made and will continue to make capital and other expenditures to comply with environmental requirements.

Furthermore, our failure to comply with applicable environmental laws and regulations worldwide could harm our business and results of operations. The manufacturing, assembling and testing of our products require the use of hazardous materials that are subject to a broad array of environmental, health and safety laws and regulations. Our failure to comply with any of these applicable laws or regulations could result in:

•	Regulatory penalties, fines and legal liabilities;

•	Suspension of production;

•	Alteration of our fabrication, assembly and test processes; and

•	Curtailment of our operations or sales.

In addition, our failure to manage the use, transportation, emission, discharge, storage, recycling or disposal of hazardous materials could subject us to increased costs or future liabilities. Existing and future environmental laws and regulations could also require us to acquire pollution abatement or remediation equipment, modify our product designs or incur other expenses associated with such laws and regulations. Many new materials that we are evaluating for use in our operations may be subject to regulation under existing or future environmental laws and regulations that may restrict our use of one or more of such materials in our manufacturing, assembly and test processes or products. Any of these restrictions could harm our business and results of operations by increasing our expenses or requiring us to alter our manufacturing processes.

PRC regulations relating to acquisitions of PRC companies by foreign entities may create regulatory uncertainties that could restrict or limit our ability to operate, including our ability to pay dividends. Our failure to obtain the prior approval of the China Securities Regulatory Commission, or the CSRC, for any offering of our securities could have a material adverse effect on our business, operating results, reputation and trading price of our common stock.

The PRC State Administration of Foreign Exchange, or “SAFE,” issued a public notice in November 2005, known as Circular 75, concerning the use of offshore holding companies in mergers and acquisitions in China. The public notice provides that if an offshore company controlled by PRC residents intends to acquire a PRC company, such acquisition will be subject to registration with the relevant foreign exchange authorities. The public notice also suggests that registration with the relevant foreign exchange authorities is required for any sale or transfer by the PRC residents of shares in an offshore holding company that owns an onshore company. The PRC residents must each submit a registration form to the local SAFE branch with respect to their ownership interests in the offshore company, and must also file an amendment to such registration if the offshore company experiences material events, such as changes in the share capital, share transfer, mergers and acquisitions, spin-off transactions or use of assets in China to guarantee offshore obligations. If any PRC resident stockholder of an offshore holding company fails to make the required SAFE registration and amended registration, the onshore PRC subsidiaries of that offshore company may be prohibited from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the offshore entity. In May 2011, the SAFE promulgated new operational rules, known as Notice 19, for the implementation of Circular 75. Failure to comply with the SAFE registration and amendment requirements of Circular 75, as applied by SAFE in accordance with Notice 19 could result in liability under P.R.C. laws for evasion of applicable foreign exchange restrictions. Most of our PRC resident stockholders, as defined in the SAFE notice, have not registered with the relevant branch of SAFE, as currently required, in connection with their former ownership of equity interests in HKHTC. Because of uncertainty of how the SAFE notice will be further interpreted and enforced, we cannot be sure how it will affect our business operations or future plans. For example, our subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with the SAFE notice by our PRC resident beneficial holders. Failure by our PRC resident beneficial holders could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

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On August 8, 2006, the PRC Ministry of Commerce (“MOFCOM”), joined by the State-owned Assets Supervision and Administration Commission of the State Council, the State Administration of Taxation, the State Administration for Industry and Commerce, the China Securities Regulatory Commission and SAFE, released a substantially amended version of the Provisions for Foreign Investors to Merge with or Acquire Domestic Enterprises (the “Revised M&A Regulations”), which took effect on September 8, 2006. These rules significantly revised China’s regulatory framework governing onshore-to-offshore restructurings and foreign acquisitions of domestic enterprises. These rules implemented greater PRC government attention to cross-border merger, acquisition and other investment activities, by confirming MOFCOM as a key regulator for issues related to mergers and acquisitions in China and requiring MOFCOM approval of a broad range of merger, acquisition and investment transactions. Further, the rules established reporting requirements for acquisition of control by foreigners of companies in key industries, and reinforce the ability of the Chinese government to monitor and prohibit foreign control transactions in key industries.

Among other things, the Revised M&A Regulations include provisions that require that an offshore special purpose vehicle, or SPV, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals must obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures specifying documents and materials required to be submitted to it by SPVs seeking CSRC approval of their overseas listings. Highpower’s PRC counsel, Zhong Lun Law Firm, has advised us that because we completed our onshore-to-offshore restructuring before September 8, 2006, the effective date of the new regulation, it is not necessary for us to submit the application to the CSRC for its approval, and the listing and trading of our common stock does not require CSRC approval.

If the CSRC or another PRC regulatory agency subsequently determines that CSRC approval was required for any transaction prior to September 21, 2006 not receiving prior approval, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from an offering of securities into the PRC, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock. The CSRC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt any offering before settlement and delivery of the securities offered. Consequently, if investors engage in market trading or other activities in anticipation of and prior to settlement and delivery, they do so at the risk that settlement and delivery may not occur.

Also, if later the CSRC requires that we obtain its approval for any transaction not receiving prior approval, we may be unable to obtain a waiver of the CSRC approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding this CSRC approval requirement could have a material adverse effect on the trading price of our common stock.

Furthermore, the Circular on establishing the Security Review System for Merger and Acquisition of Domestic Enterprise by Foreign Investors was promulgated by the General Office of the State Council on February 3, 2011 and the Ministry of Commerce issued the corresponding implementation rules on August 25, 2011. According to these rules, a foreign investor’s acquisitions of Chinese companies in the fields of military, energy and resources, infrastructure, important agricultural products, infrastructure, transport service, key technology and major equipment manufacturing, and other restricted fields requires security review by a ministerial panel established and governed under the direction of the State Council and led by the National Development and Reform Commission and Ministry of Commerce.

Complying with the requirements of the above rules to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from PRC Ministry of Commerce, may delay or inhibit our ability to complete such transactions, which could also affect our ability to expand our business.

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If our land use rights or the land use rights of our landlord are revoked, we would be forced to relocate operations.

Under Chinese law, land is owned by the state or rural collective economic organizations. The state issues land use right certificates to land users. Land use rights can be revoked and the land users forced to vacate at any time when redevelopment of the land is in the public interest. The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent. We acquired approximately 126,605 square meters of land equity in Huizhou from the Huizhou State-Owned Land Resource in 2007 upon which we constructed our new manufacturing facility. We also acquired 58,669 square meters of land equity in Ganzhou, Guangdong, China in February 2012 from the Ganzhou Land and Resource Bureau upon which we have started construction of a new facility to house our new materials business. Besides the land use rights in Huizhou and Ganzhou, we rely on the land use rights of our landlords for other facilities, and the loss of our own land use rights or our landlords’ land use rights would require us to identify and relocate our operations, which could have a material adverse effect on our financial condition and results of operations. Any loss of this land use right would require us to identify and relocate our manufacturing and other facilities, which could have a material adverse effect on our financial condition and results of operations.

We will not be able to complete an acquisition of prospective acquisition targets in the PRC unless their financial statements can be reconciled to U.S. generally accepted accounting principles in a timely manner.

Companies based in the PRC may not have properly kept financial books and records that may be reconciled with U.S. generally accepted accounting principles. If we attempt to acquire a significant PRC target company and/or its assets, we would be required to obtain or prepare financial statements of the target that are prepared in accordance with and reconciled to U.S. generally accepted accounting principles. Federal securities laws require that a business combination meeting certain financial significance tests require the public acquirer to prepare and file historical and/or pro forma financial statement disclosure with the SEC. These financial statements must be prepared in accordance with, or be reconciled to U.S. generally accepted accounting principles and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. If a proposed acquisition target does not have financial statements that have been prepared in accordance with, or that can be reconciled to, U.S. generally accepted accounting principles and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed acquisition target. These financial statement requirements may limit the pool of potential acquisition targets with which we may acquire and hinder our ability to expand our retail operations. Furthermore, if we consummate an acquisition and are unable to timely file audited financial statements and/or pro forma financial information required by the Exchange Act, such as Item 9.01 of Form 8-K, we will be ineligible to use the SEC’s short-form registration statement on Form S-3 to raise capital, if we are otherwise eligible to use a Form S-3. If we are ineligible to use a Form S-3, the process of raising capital may be more expensive and time consuming and the terms of any offering transaction may not be as favorable as they would have been if we were eligible to use Form S-3.

We face risks related to natural disasters, terrorist attacks or other events in China that may affect usage of public transportation, which could have a material adverse effect on our business and results of operations.

Our business could be materially and adversely affected by natural disasters, terrorist attacks or other events in China. For example, in early 2008, parts of China suffered a wave of strong snow storms that severely impacted public transportation systems. In May 2008, Sichuan Province in China suffered a strong earthquake measuring approximately 8.0 on the Richter scale that caused widespread damage and casualties. The May 2008 Sichuan earthquake has had a material adverse effect on the general economic conditions in the areas affected by the earthquake. Any future natural disasters, terrorist attacks or other events in China could cause a reduction in usage of or other severe disruptions to, public transportation systems and could have a material adverse effect on our business and results of operations.

We face uncertainty from China’s Circular on Strengthening the Administration of Enterprise Income Tax on Non-Resident Enterprises' Share Transfer (“Circular 698”) that was released in December 2009 with retroactive effect from January 1, 2008.

The Chinese State Administration of Taxation (SAT) released a circular (Guoshuihan No. 698 – Circular 698) on December 15, 2009 that addresses the transfer of shares by nonresident companies. Circular 698, which is effective retroactively to January 1, 2008, may have a significant impact on many companies that use offshore holding companies to invest in China. Circular 698, which provides parties with a short period of time to comply with its requirements, indirectly taxes foreign companies on gains derived from the indirect sale of a Chinese company. Where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise by selling the shares in an offshore holding company, and the latter is located in a country or jurisdiction where the effective tax burden is less than 12.5% or where the offshore income of his, her, or its residents is not taxable, the foreign investor is required to provide the tax authority in charge of that Chinese resident enterprise with the relevant information within 30 days of the transfers. Moreover, where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise through an abuse of form of organization and there are no reasonable commercial purposes such that the corporate income tax liability is avoided, the PRC tax authority will have the power to re-assess the nature of the equity transfer in accordance with PRC’s “substance-over-form” principle and deny the existence of the offshore holding company that is used for tax planning purposes.

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The SAT issued Bulletin of the State of Taxation [2011] No. 24 (Bulletin) on March 28, 2011, in which various issues regarding the tax administration for non-PRC resident enterprises and clarifications on Circular 698 were addressed. The Bulletin defined some parameters stipulated in Circular 698, which, if a non-resident enterprise were to fall under, would be subject to the Circular requirements including that (a) “foreign investor (party with effective control)” applies to all foreign investors who have indirectly transferred a Chinese resident enterprise and (b) that “effective tax burden” refers to the effective tax imposed on the gains on the share transfer transaction per se. However, the SAT is expected to issue further clarification and guidance with regard to how to decide “abuse of form of organization” and “reasonable commercial purpose,” which can be utilized by us to determine if we comply with Circular 698.

If we fail to comply with the requirements under Circular 698 and the Bulletin, we may become at risk of being taxed and we may also be required to expend valuable resources to comply with Circular 698 and the Bulletin or to establish that we should not be taxed, which could have a material adverse effect on our financial condition and results of operations.

The foreign currency exchange rate between U.S. Dollars and Renminbi could adversely affect our financial condition.

To the extent that we need to convert U.S. Dollars into Renminbi for our operational needs, our financial position and the price of our common stock may be adversely affected should the Renminbi appreciate against the U.S. Dollar at that time. Conversely, if we decide to convert Renminbi into U.S. Dollars for the operational needs or paying dividends on our common stock, the dollar equivalent of our earnings from our subsidiaries in China would be reduced should the dollar appreciate against the Renminbi.

Until 1994, the Renminbi experienced a gradual but significant devaluation against most major currencies, including dollars, and there was a significant devaluation of the Renminbi on January 1, 1994 in connection with the replacement of the dual exchange rate system with a unified managed floating rate foreign exchange system. Since 1994, the value of the Renminbi relative to the U.S. Dollar has remained stable and has appreciated slightly against the U.S. Dollar. Countries, including the United States, have argued that the Renminbi is artificially undervalued due to China’s current monetary policies and have pressured China to allow the Renminbi to float freely in world markets. In July 2005, the PRC government changed its policy of pegging the value of the Renminbi to the dollar. Under the new policy the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of designated foreign currencies. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further and more significant appreciation of the Renminbi against the dollar.

Because most of our sales are made in U.S. Dollars and most of our expenses are paid in RMB, devaluation of the U.S. Dollar could negatively impact our results of operations.

The value of RMB is subject to changes in China’s governmental policies and to international economic and political developments. In January 1994, the PRC government implemented a unitary managed floating rate system. Under this system, the People’s Bank of China, or PBOC, began publishing a daily Base Exchange Rate with reference primarily to the supply and demand of RMB against the U.S. Dollar and other foreign currencies in the market during the previous day. Authorized banks and financial institutions are allowed to quote buy and sell rates for RMB within a specified band around the central bank’s daily exchange rate. On July 21, 2005, PBOC announced an adjustment of the exchange rate of the U.S. Dollar to RMB and modified the system by which the exchange rates are determined, which has resulted in an appreciation of the RMB against the U.S. Dollar. During the year ended December 31, 2012, the exchange rate of the RMB to the U.S. Dollar increased approximately 1.1% from the level at the end of December 31, 2011. While the international reaction to the RMB revaluation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in further fluctuations of the exchange rate of the U.S. Dollar against the RMB, including future devaluations. Because most of our net sales are made in U.S. Dollars and most of our expenses are paid in RMB, any future devaluation of the U.S. Dollar against the RMB could negatively impact our results of operations.

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Inflation in the PRC could negatively affect our profitability and growth.

While the PRC economy has experienced rapid growth, such growth has been uneven among various sectors of the economy and in different geographical areas of the country. Rapid economic growth can lead to growth in the money supply and rising inflation.  According to the National Bureau of Statistics of China, China’s Average consumer Price Index was 2.7% in 2012. If prices for our products and services rise at a rate that is insufficient to compensate for the rise in the costs of supplies such as raw materials, it may have an adverse effect on our profitability.

Furthermore, In order to control inflation in the past, the PRC government has imposed controls on bank credits, limits on loans for fixed assets and restrictions on state bank lending. In January 2010, the Chinese government took steps to tighten the availability of credit including ordering banks to increase the amount of reserves they hold and to reduce or limit their lending. The implementation of such policies may impede economic growth. In October 2004, the People’s Bank of China, the PRC’s central bank, raised interest rates for the first time in nearly a decade and indicated in a statement that the measure was prompted by inflationary concerns in the Chinese economy. In April 2006, the People’s Bank of China raised the interest rate again. Repeated rises in interest rates by the central bank would likely slow economic activity in China which could, in turn, materially increase our costs and also reduce demand for our products and services.

Because our funds are held in banks which do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. A significant portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of a bank failure, we may not have access to our funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay suppliers, employees and other creditors, we may be unable to continue in business.

Failure to comply with the United States Foreign Corrupt Practices Act could subject us to penalties and other adverse consequences.

As our ultimate holding company is a Delaware corporation, we are subject to the United States Foreign Corrupt Practices Act, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some that may compete with us, are not subject to these prohibitions. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices may occur from time-to-time in the PRC. We can make no assurance, however, that our employees or other agents will not engage in such conduct for which we might be held responsible. If our employees or other agents are found to have engaged in such practices, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations.

If we make equity compensation grants to persons who are PRC citizens, they may be required to register with the State Administration of Foreign Exchange of the PRC, or SAFE. We may also face regulatory uncertainties that could restrict our ability to adopt an equity compensation plan for our directors and employees and other parties under PRC law.

On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company, also known as “Circular 78.” It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of stock options. For any plans which are so covered and are adopted by a non- PRC listed company after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with and obtain approvals from SAFE prior to their participation in the plan. In addition, Circular 78 also requires PRC citizens to register with SAFE and make the necessary applications and filings if they participated in an overseas listed company’s covered equity compensation plan prior to April 6, 2007. In 2008, we adopted the Highpower International, Inc. 2008 Omnibus Incentive Plan (the “Plan”) under which we make option grants and other equity awards to our officers, directors and other eligible participants under the plan. Circular 78 may require our officers and directors who receive option grants and are PRC citizens to register with SAFE. We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming. If it is determined that the Plan is subject to Circular 78, failure to comply with such provisions may subject us and participants of the Plan who are PRC citizens to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees. In that case, our ability to compensate our employees and directors through equity compensation would be hindered and our business operations may be adversely affected.  We have granted options to various employees and officers located in the PRC, including grants of options to executives and employees in the PRC. We have complied with all of the relevant regulations imposed upon us related to such grants and assisted our grantees with their compliance with their individual registration requirements.

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We have enjoyed certain preferential tax concessions and the loss of these preferential tax concessions may cause our tax liabilities to increase and its profitability to decline.

Our operating subsidiary, SZ Highpower, enjoyed preferential tax concessions in the PRC, which were only granted to high-technology enterprises operating in the Shenzhen Special Economic Zone. From 2005 to 2007, SZ Highpower enjoyed a preferential income tax rate of 7.5% due to its status as a new business and high-tech enterprise status from the Shenzhen level. That status expired on December 31, 2007. In 2008, SZ Highpower received the National High-technology Enterprise status, and then enjoyed a preferential tax rate of 15%. This status expired on December 31, 2010. In 2011, we renewed our status, which expires on December 31, 2013. Our subsidiary, SZ Springpower, is currently in the 25% tax bracket. It will be eligible to apply for the hi-tech enterprise status in order to receive a preferential tax rate of 15% when it reaches profitability, which is expected to occur in 2013. The expiration of the preferential tax treatment will increase our tax liabilities and reduce our profitability. Additionally, the P.R.C. Enterprise Income Tax Law (the “EIT Law”) was enacted on March 16, 2007. Under the EIT Law, which became effective on January 1, 2008, China adopted a uniform tax rate of 25% for all enterprises (including foreign-invested enterprises) and canceled several tax incentives enjoyed by foreign-invested enterprises. However, for foreign-invested enterprises established before the promulgation of the EIT Law, a five-year transition period is provided during which the tax rate gradually increased starting in 2008 and will be equal to the new 25% tax rate at the end of the transition period. We believe that our profitability will be negatively affected in the near future as a result of the new EIT Law. Any future increase in the enterprise income tax rate applicable to us or other adverse tax treatments could increase our tax liabilities and reduce net income.

Under the EIT Law, Highpower International and HKHTC may be classified as “resident enterprises” of China for tax purpose, which may subject Highpower International and HKHTC to PRC income tax on taxable global income.

Under the PRC Enterprise Income Tax Law (the “EIT Law”) and its implementing rules, both of which became effective on January 1, 2008, enterprises are classified as resident enterprises and non-resident enterprises. An enterprise established outside of China with its “de facto management bodies” located within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese domestic enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management body as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. Due to the short history of the EIT Law and lack of applicable legal precedents, it remains unclear how the PRC tax authorities will determine the P.R.C. tax resident treatment of a foreign company such as Highpower International and HKHTC. Both Highpower International and HKHTC’s members of management are located in China. If the PRC tax authorities determine that Highpower International or HKHTC is a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, they may be subject to the enterprise income tax at a rate of 25% on their worldwide taxable income, including interest income on the proceeds from this offering, as well as PRC enterprise income tax reporting obligations. Second, the EIT Law provides that dividend paid between “qualified resident enterprises” is exempted from enterprise income tax. A recent circular issued by the State Administration of Taxation regarding the standards used to classify certain Chinese-invested enterprises controlled by Chinese enterprises or Chinese group enterprises and established outside of China as “resident enterprises” clarified that dividends and other income paid by such “resident enterprises” will be considered to be PRC source income, subject to PRC withholding tax, currently at a rate of 10%, when recognized by non-P.R.C. shareholders. It is unclear whether the dividends that Highpower International or HKHTC receive from SZ Highpower and SZ Springpower will constitute dividends between “qualified resident enterprises” and would therefore qualify for tax exemption, because the definition of qualified resident enterprises is unclear and the relevant PRC government authorities have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. We are actively monitoring the possibility of “resident enterprise” treatment for the applicable tax years and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible. As a result of the EIT Law, our historical operating results will not be indicative of our operating results for future periods and the value of our common stock may be adversely affected.

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Dividends payable by us to our foreign investors and any gain on the sale of our shares may be subject to taxes under PRC tax laws.

If dividends payable to our shareholders are treated as income derived from sources within China, then the dividends that shareholders receive from us, and any gain on the sale or transfer of our shares, may be subject to taxes under PRC tax laws.

Under the EIT Law and its implementing rules, PRC enterprise income tax at the rate of 10% is applicable to dividends payable by us to our investors that are non-resident enterprises so long as such non-resident enterprise investors do not have an establishment or place of business in China or, despite the existence of such establishment of place of business in China, the relevant income is not effectively connected with such establishment or place of business in China, to the extent that such dividends have their sources within the PRC. Similarly, any gain realized on the transfer of our shares by such investors is also subject to a 10% PRC income tax if such gain is regarded as income derived from sources within China and Highpower International is considered as a resident enterprise which is domiciled in China for tax purpose. Additionally, there is a possibility that the relevant PRC tax authorities may take the view that the Highpower International and HKHTC are holding SZ Highpower and SZ Springpower, and the capital gain derived by our overseas shareholders or investors from the share transfer is deemed China-sourced income, in which case such capital gain may be subject to a PRC withholding tax at the rate of up to 10%. If we are required under the EIT Law to withhold PRC income tax on our dividends payable to our foreign shareholders or investors who are non-resident enterprises, or if investors are required to pay PRC income tax on the transfer or our shares under the circumstances mentioned above, the value of investors’ investment in our shares may be materially and adversely affected.

In January, 2009, the State Administration of Taxation promulgated the Provisional Measures for the Administration of Withholding of Enterprise Income Tax for Non-resident Enterprises (“Measures”), pursuant to which, the entities which have the direct obligation to make the following payment to a non-resident enterprise shall be the relevant tax withholders for such non-resident enterprise, and such payment includes: incomes from equity investment (including dividends and other return on investment), interests, rents, royalties, and incomes from assignment of property as well as other incomes subject to enterprise income tax received by non-resident enterprises in China. Further, the Measures provides that in case of equity transfer between two non-resident enterprises which occurs outside China, the non-resident enterprise which receives the equity transfer payment shall, by itself or engage an agent to, file tax declaration with the PRC tax authority located at place of the PRC company whose equity has been transferred, and the PRC company whose equity has been transferred shall assist the tax authorities to collect taxes from the relevant non-resident enterprise. However, it is unclear whether the Measures refer to the equity transfer by a non-resident enterprise which is a direct or an indirect shareholder of the said PRC company. Given these Measures, there is a possibility that we may have an obligation to withhold income tax in respect of the dividends paid to non-resident enterprise investors.

Any recurrence of Severe Acute Respiratory Syndrome (SARS), Avian Flu, or another widespread public health problem, such as the spread of H1N1 (“Swine”) Flu, in the PRC could adversely affect our operations.

A renewed outbreak of SARS, Avian Flu or another widespread public health problem, such as the spread of H1N1 (“Swine”) Flu, in China, where all of our operations are located and where the substantial portion of our sales occur, could have a negative effect on our operations. Our business is dependent upon our ability to continue to manufacture battery products. Such an outbreak could have an impact on the Company’s operations as a result of:

•	Quarantines or closures of some of our manufacturing facilities, which would severely disrupt our operations;

•	The sickness or death of our key officers and employees; and

•	A general slowdown in the Chinese economy.

Any of the foregoing events or other unforeseeable consequences of public health problems could adversely affect our operations.

A downturn in the economy of the PRC may slow our growth and profitability.

The growth of the Chinese economy has been uneven across geographic regions and economic sectors. There can be no assurance that growth of the Chinese economy will be steady or that any downturn will not have a negative effect on our business, especially if it results in either a decreased use of our products or in pressure on us to lower our prices.

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Because our business is located in the PRC, we may have difficulty establishing adequate management, legal and financial controls, which are required in order to comply with U.S. securities laws.

PRC companies have historically not adopted a western style of management and financial reporting concepts and practices, which includes strong corporate governance, internal controls and, computer, financial and other control systems. Most of our middle and top management staff are not educated and trained in the Western system, and we may have difficulty in hiring new employees in the PRC with such training. In addition, we may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as required under Section 404 of the Sarbanes-Oxley Act of 2002. This may result in significant deficiencies or material weaknesses in our internal controls which could impact the reliability of our financial statements and prevent us from complying with SEC rules and regulations and the requirements of the Sarbanes-Oxley Act of 2002. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our business.

Investors may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based upon U.S. laws, including the federal securities laws or other foreign laws against us or our management.

Most of our current operations, including the manufacture and distribution of our products, are conducted in China. Moreover, most of our directors and officers are nationals and residents of China or Hong Kong. All or substantially all of the assets of these persons are located outside the United States and in the PRC. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon these persons. In addition, uncertainties exist as to whether the courts of China would recognize or enforce judgments of U.S. courts obtained against us or such officers and/or directors predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in China against us or such persons predicated upon the securities laws of the United States or any state thereof.

Contract drafting, interpretation and enforcement in China involve significant uncertainties.

We have entered into numerous contracts governed by PRC law, many of which are material to our business. As compared with contracts in the United States, contracts governed by PRC law tend to contain less detail and are not as comprehensive in defining contracting parties’ rights and obligations. As a result, contracts in China are more vulnerable to disputes and legal challenges. In addition, contract interpretation and enforcement in China is not as developed as in the United States, and the result of any contract dispute is subject to significant uncertainties. Therefore, we cannot assure that we will not be subject to disputes under our material contracts, and if such disputes arise, we cannot assure that we will prevail.

We could be liable for damages for defects in our products pursuant to the Tort Liability Law of the PRC.

The Tort Liability Law of the People’s Republic of China, which was passed during the 12th Session of the Standing Committee of the 11th National People’s Congress on December 26, 2009, states that manufacturers are liable for damages caused by defects in their products and sellers are liable for damages attributable to their fault. If the defects are caused by the fault of third parties such as the transporter or storekeeper, manufacturers and sellers are entitled to claim for compensation from these third parties after paying the compensation amount.

RISKS RELATED TO OUR CAPITAL STRUCTURE

The price of our common stock is volatile and investors might not be able to resell their securities at or above the price they have paid.

Since our initial public offering and listing of our common stock in October 2007, the price at which our common stock has traded has been highly volatile, with the lowest and highest sales price of $0.93 and $9.82, respectively. Investors might not be able to resell the shares of our common stock other securities at or above the price they paid for them. The stock market has experienced extreme volatility that often has been unrelated to the performance of its listed companies. Moreover, only a limited number of shares of our common stock are traded each day, which could increase the volatility of the price of our securities. These market fluctuations might cause our stock price to fall regardless of our performance. The market price of our securities might fluctuate significantly in response to many factors, some of which are beyond our control, including the following:

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•	Actual or anticipated fluctuations in our annual and quarterly results of operations;

•	Changes in securities analysts’ expectations;

•	Variations in our operating results, which could cause us to fail to meet analysts’ or investors’ expectations;

•	Announcements by our competitors or us of significant new products, contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	Conditions and trends in our industry;

•	General market, economic, industry and political conditions;

•	Changes in market values of comparable companies;

•	Additions or departures of key personnel;

•	Stock market price and volume fluctuations attributable to inconsistent trading volume levels; and

•	Future sales of equity or debt securities, including sales which dilute existing investors.

A few principal stockholders have significant influence over us.

Our officers and directors beneficially own or control approximately 45% of our outstanding shares of common stock. If these stockholders were to act as a group, they would have a significant influence in determining the outcome of any corporate transaction or other matters submitted to our stockholders for approval, including mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. Such stockholders may also have the power to prevent or cause a change in control. In addition, without the consent of these three stockholders, we could be prevented from entering into transactions that could be beneficial to us. The interests of these three stockholders may differ from the interests of our other securityholders.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. For example, on January 30, 2009, the SEC adopted rules requiring companies to provide their financial statements in interactive data format using the Extensible Business Reporting Language, or XBRL. The Company had to comply with these rules since June 15, 2011. Our management team has to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds. Rules adopted by the SEC pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 require annual assessment of our internal control over financial reporting. The standards that must be met for management to assess the internal control over financial reporting as effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, the attestation process by our independent registered public accountants is new and we may encounter problems or delays in completing the implementation of any requested improvements and receiving an attestation of our assessment by our independent registered public accountants. If we cannot assess our internal control over financial reporting as effective, or our independent registered public accountants are unable to provide an unqualified attestation report on such assessment, investor confidence and share value may be negatively impacted.

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In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting, or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

Compliance with changing regulations of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

We have adopted the Highpower International, Inc. 2008 Omnibus Incentive Plan (the “Plan”) under which we may grant securities to compensate employees and other services providers, which could result in increased share-based compensation expenses and, therefore, reduce net income.

Under current accounting rules, we would be required to recognize share-based compensation as compensation expense in our statement of operations, based on the fair value of equity awards on the date of the grant, and recognize the compensation expense over the period in which the recipient is required to provide service in exchange for the equity award. We made grants of equity awards in 2011 and 2012, and accordingly our results of operations for the years ended December 31, 2012 and 2011 contain share-based compensation charges. We also made additional grants of awards pursuant to the Plan in October and November 2013. If we grant equity compensation to attract and retain key personnel, the expenses associated with share-based compensation may adversely affect our net income. However, if we do not grant equity compensation, we may not be able to attract and retain key personnel or be forced to expend cash or other compensation instead. Furthermore, the issuance of equity awards would dilute the stockholders’ ownership interests in our company.

Our certificate of incorporation and bylaws and Delaware law may have anti-takeover effects that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Our certificate of incorporation and bylaws and Delaware law could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders. We are authorized to issue up to 10,000,000 shares of preferred stock. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by stockholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. No preferred stock is currently outstanding. The issuance of any preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by the present management.

Provisions of our certificate of incorporation and bylaws and Delaware law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, the certificate of incorporation and bylaws and Delaware law, as applicable, among other things:

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•	provide the board of directors with the ability to alter the bylaws without stockholder approval;

•	place limitations on the removal of directors; and

•	provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum.

We are also subject to Section 203 of the Delaware General Corporation Law which, subject to certain exceptions, prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who becomes a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder.

We do not foresee paying cash dividends in the foreseeable future and, as a result, our investors’ sole source of gain, if any, will depend on capital appreciation, if any.

We do not plan to declare or pay any cash dividends on our shares of common stock in the foreseeable future and currently intend to retain any future earnings for funding growth. As a result, investors should not rely on an investment in our securities if they require the investment to produce dividend income. Capital appreciation, if any, of our securities may be investors’ sole source of gain for the foreseeable future. Moreover, investors may not be able to resell their securities in our company at or above the price they paid for them.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of the securities by us under this prospectus for general corporate purposes, which may include working capital, capital expenditures and operational purposes. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

GENERAL DESCRIPTION OF SECURITIES

We may offer and sell, at any time and from time to time:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase shares of our common stock, preferred stock and/or debt securities;

•	debt securities consisting of debentures, notes or other evidences of indebtedness;

•	units consisting of a combination of the foregoing; or

•	any combination of these securities.

The terms of any securities we offer will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

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DESCRIPTION OF COMMON STOCK

We are authorized to issue 100,000,000 shares of common stock, $0.0001 par value per share. As of December 6, 2013, we had 13,978,106 shares of common stock issued and outstanding.

General

Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders. The holders of shares of our common stock do not have cumulative voting rights, which means that the holder or holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the our directors.

Holders of our common stock:

(i)           are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend or other rights of outstanding preferred stock;

(ii)          are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities, upon our dissolution, liquidation or winding up, and subject to the preferential or other rights of any outstanding preferred stock; and

(iii)         do not have preemptive, subscription or conversion rights or redemption or sinking fund provisions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc.

Listing

Our common stock is currently traded on the NASDAQ Global Market under the symbol “HPJ.”

DESCRIPTION OF PREFERRED STOCK

We may issue up to 10,000,000 shares of our preferred stock, par value $0.0001 per share, from time to time in one or more series. As of the date of this prospectus, no shares of our preferred stock were outstanding.

Our certificate of incorporation authorizes our board of directors to issue preferred stock from time to time with such designations, preferences, conversion or other rights, voting powers, restrictions, dividends or limitations as to dividends or other distributions, qualifications or terms or conditions of redemption as shall be determined by the board of directors for each class or series of stock subject to the provisions of our certificate of incorporation.  Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the NASDAQ Global Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors, without approval of holders of our common stock, may issue preferred stock with voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of common stock.  Preferred stock could thus be issued quickly with terms calculated to delay or prevent a change in control of or make removal of management more difficult and/or impair the liquidation rights of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated or par value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

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•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;

•	the provisions for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	any voting rights of the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period, and any other terms of conversion (including any anti-dilution provisions, if any);

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated), the exchange period and any other terms of exchange (including any anti-dilution provisions, if any);

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company;

•	any material limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company;

•	any other affirmative, negative or other covenants or contractual rights which might be attendant with the specific series of preferred stock;

•	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

 The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Warrants may be issued independently or together with any preferred stock, common stock, or debt securities, and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

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The applicable prospectus supplement will describe, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise of the warrants, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise of the warrants, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange or market;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that may be offered from time to time under this prospectus. While the terms we have summarized below will generally apply to any future debt securities that may be offered under this prospectus, we will describe the particular terms of any debt securities that may be offered in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms we describe below.

We may issue secured or unsecured debt securities offered under this prospectus, which may be senior, subordinated or junior subordinated, and which may be convertible and which may be issued in one or more series. We will issue any new senior debt securities under a senior indenture that we will enter into with a trustee named in such senior indenture. We will issue any subordinated debt securities under a subordinated indenture that we will enter into with a trustee named in such subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. The terms of the debt securities will include those set forth in the applicable indenture, any related supplemental indenture and any related securities documents that are made a part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture, any supplemental indenture and any related security documents, if any, in their entirety before investing in our debt securities. We use the term “indentures” to refer to both the senior indentures and the subordinated indentures.

The indentures will be qualified under the Trust Indenture Act We use the term “trustee” to refer to either a trustee under the senior indenture or a trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of any senior debt securities, any subordinated debt securities and the related indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indentures and any supplemental indenture or related document applicable to a particular series of debt securities. In addition, the material specific financial, legal and other terms as well as any material U.S. federal income tax consequences particular to securities of each series will be described in the prospectus supplement relating to the securities of that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series, as well as the complete indentures that contain the terms of the debt securities. See the information under the heading “Where You Can Find More Information” for information on how to obtain a copy of the appropriate indenture. Except as we may otherwise indicate, the terms of any senior indenture and any subordinated indenture will be identical.

General

We will describe in the applicable prospectus supplement the terms relating to a series of debt securities, including:

•	the title;
•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
•	any limit on the amount that may be issued;
•	whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depositary will be;
•	the maturity date;
•	the principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;
•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	the terms of the subordination of any series of subordinated debt;
•	the place where payments will be payable;

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•	restrictions on transfer, sale or other assignment, if any;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
•	provisions for a sinking fund, purchase or other analogous fund, if any;
•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities;
•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

o   incur additional indebtedness;

o   issue additional securities;

o  issue guarantees;

o  create liens;

o  pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

o  redeem capital stock;

o  place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

o  make investments or other restricted payments;

o  sell or otherwise dispose of assets;

o  enter into sale-leaseback transactions;

o  engage in transactions with stockholders or affiliates;

o  issue or sell stock of our subsidiaries; or

o  effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;
•	information describing any book-entry features;
•	the procedures for any auction and remarketing, if any;
•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
•	if other than U.S. dollars, the currency in which the series of debt securities will be denominated and the currency in which principal, premium, if any, and interest will be paid; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to or different than those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms which may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

In addition to the debt securities that may be offered pursuant to this prospectus, we may issue other debt securities in public or private offerings from time to time. These other debt securities may be issued under other indentures or documentation that are not described in this prospectus, and those debt securities may contain provisions materially different from the provisions applicable to one or more issues of debt securities offered pursuant to this prospectus.

Original Issue Discount

One or more series of debt securities offered under this prospectus may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The federal income tax consequences and special considerations applicable to any series of debt securities generally will be described in the applicable prospectus supplement.

Senior Debt Securities

Payment of the principal or, premium, if any, and interest on senior debt securities will rank on a parity with all of our other indebtedness that is not subordinated.

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Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or other securities, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of securities that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstance described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indentures

Except as otherwise set forth in an applicable prospectus supplement, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and payable and our failure continues for 30 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant solely for the benefit of another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above under “— Events of Default Under the Indentures,” the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above “— Events of Default Under the Indentures” occurs with respect to us, the principal amount of and accrued interest, if any, of each series of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

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The holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences (other than bankruptcy defaults), except there may be no waiver of defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the applicable indenture.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee indemnity satisfactory to it. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee, and such holders have offered indemnity satisfactory to the trustee, to institute the proceeding as trustee; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions, within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with the covenants in the indentures.

Modification of Indenture; Waiver

We and the trustee may modify an indenture or enter into or modify any supplemental indenture without the consent of any holders of the debt securities with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “—Consolidation, Merger or Sale;”

•	to comply with any requirements of the Securities and Exchange Commission in connection with the qualification of any indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities and to make any appropriate changes for such purpose;

•	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities of any unissued series;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

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•	to change anything that does not materially adversely affect the legal rights of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any supplemental indenture.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agents and agencies for payment, registration of transfer and exchange and service of notices and demands;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

“Street Name” and Other Indirect Holders

Investors who hold securities in accounts at banks or brokers generally will not be recognized by us as legal holders of debt securities. This manner of holding securities is called holding in “street name.” Instead, we would recognize only the bank or broker, or the financial institution that the bank or broker uses to hold its securities. These intermediary banks, brokers and other financial institutions pass along principal, interest and other payments on the debt securities, either because they agree to do so in their customer agreements or because they are legally required to do so. If you hold debt securities in “street name,” you should check with your own institution to find out, among other things:

•	how it handles payments and notices;

•	whether it imposes fees or charges;

•	how it would handle voting if applicable;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a direct holder as described below; and

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•	if applicable, how it would pursue rights under your debt securities if there were a default or other event triggering the need for holders to act to protect their interests.

Our obligations, as well as the obligations of the trustee under the indentures and those of any third parties employed by us or the trustee under either of the indentures, run only to persons who are registered as holders of debt securities issued under the applicable indenture. As noted above, we do not have obligations to you if you hold in “street name” or other indirect means, either because you choose to hold debt securities in that manner or because the debt securities are issued in the form of global securities as described below. For example, once we make payment to the registered holder, we have no further responsibility for the payment even if that holder is legally required to pass the payment along to you as a “street name” customer but does not do so.

Form, Exchange and Transfer

We may issue debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures will provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series (the “Depository”). See “Book-Entry” below for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described below or in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth below in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Book-Entry Securities

The following description of book-entry securities will apply to any series of debt securities issued in whole or in part in the form of one or more global securities, except as otherwise described in a related prospectus supplement.

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Book-entry securities of like tenor and having the same date will be represented by one or more global securities deposited with and registered in the name of a depositary that is a clearing agent registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Beneficial interests in book-entry securities will be limited to institutions that have accounts with the depositary, or “participants,” or persons that may hold interests through participants.

Ownership of beneficial interests by participants will only be evidenced by, and the transfer of that ownership interest will only be effected through, records maintained by the depositary. Ownership of beneficial interests by persons that hold through participants will only be evidenced by, and the transfer of that ownership interest within such participant will only be effected through, records maintained by the participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

Payment of principal of and any premium and interest on book-entry securities represented by a global security registered in the name of or held by a depositary will be made to the depositary, as the registered owner of the global security. Neither we, the trustee nor any agent of ours or the trustee will have any responsibility or liability for any aspect of the depositary’s records or any participant’s records relating to or payments made on account of beneficial ownership interests in a global security or for maintaining, supervising or reviewing any of the depositary’s records or any participant’s records relating to the beneficial ownership interests. Payments by participants to owners of beneficial interests in a global security held through such participants will be governed by the depositary’s procedures, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the sole responsibility of such participants.

A global security representing a book-entry security is exchangeable for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount registered in the name of, or is transferable in whole or in part to, a person other than the depositary for that global security, only if (i) the depositary notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary ceases to be a clearing agency registered under the Exchange Act, (ii) there shall have occurred and be continuing an event of default with respect to the debt securities of that series or (iii) other circumstances exist that have been specified in the terms of the debt securities of that series. Any global security that is exchangeable pursuant to the preceding sentence shall be registered in the name or names of such person or persons as the depositary shall instruct the trustee. It is expected that such instructions may be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in such global security.

Except as provided above, owners of beneficial interests in a global security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders thereof for any purpose under the indentures, and no global security shall be exchangeable, except for a security registered in the name of the depositary. This means each person owning a beneficial interest in such global security must rely on the procedures of the depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indentures. We understand that under existing industry practices, if we request any action of holders or an owner of a beneficial interest in such global security desires to give or take any action that a holder is entitled to give or take under the indentures, the depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture and is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur. However, upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

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We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check which we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate an office or agency of the trustee in the City of New York as our paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

Except as otherwise specified in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

DESCRIPTION OF UNITS

We may issue units composed of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

DELAWARE ANTI-TAKEOVER LAW AND CHARTER PROVISIONS

The following paragraphs summarize certain provisions of the Delaware General Corporation Law, or the DGCL, and our certificate of incorporation and bylaws. The summary does not purport to be complete and is subject to and qualified in its entirety by reference to the DGCL and to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to documents previously filed by us. See “Where You Can find More Information.”

Certain provisions of Delaware law and our certificate of incorporation and bylaws could make more difficult the acquisition of the Company by means of a tender offer, a proxy contest, or otherwise, and the removal of incumbent officers and directors. Under Delaware law, directors generally have a duty to act without self-interest, on an informed basis, in good faith, and in a manner they reasonably believe to be in the best interests of the stockholders. Nevertheless, a Delaware court will generally apply a policy of judicial deference to a board of directors’ decisions to adopt anti-takeover measures in the face of a potential takeover where the directors are able to show that:

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•	they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal; and

•	the board of directors action taken was neither preclusive nor coercive and was reasonable in relation to the threat posed.

Business Combinations. Delaware law generally requires that a majority of the stockholders of both acquiring and target corporations approve statutory mergers. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the merger agreement does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. Delaware law generally does not require class voting for mergers, reorganizations, sales of assets or similar transactions, except in certain situations involving an amendment of the certificate of incorporation that adversely affects a specific class of shares.

We are subject to Section 203 of the DGCL. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

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In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change in control of our company, including changes a stockholder might consider favorable. In particular, our certificate of incorporation and bylaws, as applicable, among other things, provide:

•	our Board of Directors with the ability to alter our bylaws without stockholder approval;

•	that vacancies on our Board of Directors may be filled by a majority of directors in office, although less than a quorum; and

•	that our board of directors may designate the terms of and issue new series of preferred stock.

Such provisions may have the effect of discouraging a third-party from acquiring our company, even if doing so would be beneficial to its stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms.

However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to purchasers, including our affiliates, (iii) through agents, (iv) through a combination of any these methods, or (v) any other method permitted by applicable law. The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The prospectus supplement will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any initial public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers;

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•	any commissions paid to agents; and

•	any securities exchange or market on which the securities may be listed.

Sale Through Underwriters or Dealers

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

We may elect to list offered securities on an exchange or in the over-the-counter market. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Certain persons participating in an offering may engage in overallotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with rules and regulations under the Exchange Act. Overallotment involves the sale in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

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Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus will be passed upon for us by K&L Gates LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of Highpower International, Inc. as of December 31, 2012 and 2011 and for each of the years in the two-year period ended December 31, 2012, have been audited by Marcum Bernstein & Pinchuk LLP, Highpower’s independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, along with other information, with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

This prospectus is part of a registration statement filed with the SEC.  The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  The following documents were filed with the SEC pursuant to the Exchange Act and are incorporated by reference and made a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on April 2, 2013;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2013 filed with the SEC on May 15, 2013;

•	our Quarterly Report on Form 10-Q for the period ended June 30, 2013 filed with the SEC on August 14, 2013;

•	our Quarterly Report on Form 10-Q for the period ended September 30, 2013 filed with the SEC on November 14, 2013;

•	our Current Reports on Form 8-K filed with the SEC on March 28, 2013 and November 21, 2013;

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•	the description of our Common Stock contained in the our Registration Statement on Form 8-A (File No. 001-34098), including any amendment or report filed for the purpose of updating such description; and

•	all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i) after the date on which the registration statement that includes this prospectus was initially filed with the SEC and prior to the effectiveness of such registration statement, and (ii) after the date of this prospectus and prior to the termination of this offering, unless otherwise stated therein.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus. Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any prospectus supplement, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon oral or written request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Written or telephone requests should be directed to: Highpower International, Inc., Building A1, Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111, People’s Republic of China; Tel: (86) 755-89686292. Our website address is www.highpowertech.com.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus or any prospectus supplement. We will not make an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date of those documents.

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$50,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Units

Highpower International, Inc.

Prospectus

December 23, 2013

1,000,000 shares of Common Stock
Warrants to Purchase 500,000 shares of Common Stock

PROSPECTUS SUPPLEMENT

Ardour Capital Investments, LLC

April 14, 2014